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                                                                     Exhibit 4.3

                              CLUETT AMERICAN CORP.
               121/2% SENIOR EXCHANGEABLE PREFERRED STOCK DUE 2010
                           CERTIFICATE OF DESIGNATIONS

                             -----------------------

                             Pursuant to Section 151
                   of the General Law of the State of Delaware

                             -----------------------

            Cluett American Corp. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that

            (a) Pursuant to the provisions of Sections 151, 242 and 303 of the General Corporation Law of the State of Delaware, and by Order, dated March 31, 1998 (the "Confirmation Order"), of the United States Bankruptcy Court for the Southern District of New York in Jointly Administered Case Nos. 95 B 43098 through 43099 and 43101 through 43114 (TLB) confirming the Third Amended Joint Plan of Reorganization dated March 30, 1998 of the Company and certain of its affiliates (the "Plan"), the Company is authorized and directed to execute such documents and take, or cause to be taken, any and all actions required to enable the effective implementation of the Plan and the Confirmation Order;

            (b) The Confirmation Order authorizes and Section 6.4(a) of the Plan contemplates the filing of this Certificate of Designations of 12 1/2% Senior Exchangeable Preferred Stock Due 2010 of the Company in order to effectuate such Plan provisions; and

            (c) Accordingly, there is hereby authorized (i) 500,000 shares of 12 1/2% Senior Exchangeable Preferred Stock Due 2010 (the "144A Exchangeable Preferred Stock"), par value $0.01 per share, with a liquidation preference of $100 per share on the terms and with the provisions set forth herein and (ii) 500,000 shares of 12 1/2% Senior Exchangeable Preferred Stock Due 2010 (the "Public Exchangeable Preferred Stock" and, together with the 144A Exchangeable Preferred Stock, the "Exchangeable Preferred Stock"), par value $0.01 per share, with a liquidation preference of $100 per share to be issued upon the exchange of the 144A Exchangeable Preferred Stock pursuant to the Preferred Stock Registration Rights Agreement, on the terms and with the provisions set forth herein.

      1. Certain Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

      "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or


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indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

      "Asset Acquisition" means (i) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company or (ii) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

      "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease (other than an operating lease), conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 15 and not by the provisions of Section 10 of this Certificate of Designations, and (ii) the issue by any Restricted Subsidiaries of the Company of any Equity Interests of such Restricted Subsidiary and the sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (iii) a Restricted Payment that is permitted by Section 12 hereof, (iv) a disposition of Cash Equivalents or obsolete equipment in the ordinary course of business or inventory or goods held for sale in the ordinary course of business, and (v) the sale of accounts receivable, or participations therein, in connection with any Qualified Receivables Transaction.

      "Board of Directors" means the board of directors of the Company.

      "Business Day" means any day except a Saturday, Sunday or other day in the City of New York on which banks are authorized or ordered to close.

      "Canadian Credit Facility" means the Loan Agreement, added as of August 8, 1997, between Cluett Peabody Canada Inc. and Congress Financial Corporation (Canada). The term "Canadian Credit Facility" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any the Canadian Credit Facility and all refundings, refinancings and replacements of the Canadian Credit Facility, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as the borrowers and issuers thereunder include one or more of the Company and its Subsidiaries and their respective successors and assigns, or (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder.


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      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.

      "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," such "person" shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance). For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the


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Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

      "Common Stock" means the Common Stock, $.01 par value, of the Company and any other class of common stock issued by the Company from time to time.

      "Company" means Cluett American Corp.

      "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income, plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business) plus (vi) Reorganization Charges of such Person and its Restricted Subsidiaries for such period to the extent that such Reorganization Charges were deducted in computing such Consolidated Net Income, in each case, determined on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

      "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof; provided that the amount of such dividends or distributions includable in Consolidated Net Income shall be limited to the Company's direct and indirect Equity Interests in such Restricted Subsidiary, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not


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at the date of determination permitted without any prior governmental approval
(that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

      "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

      "Credit Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities and the Canadian Credit Facility outstanding on the Issue Date shall be deemed to have been incurred on such date in reliance on the exception provided by clauses (i) and (ii), respectively, of the definition of Permitted Debt.

      "Designated Exchange Debenture Senior Debt" means (i) any Indebtedness outstanding under the Senior Credit Facility, (ii) any Indebtedness outstanding under the Indenture and (iii) any other Exchange Debenture Senior Indebtedness permitted under the Exchange Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Exchange Debenture Senior Debt."

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Exchangeable Preferred Stock matures; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof


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have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 12 hereof.

      "Dividend Payment Date" means May 15 and November 15 of each year.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Equity Offering" means an offering of common stock (other than Disqualified Stock) of the Company or any direct or indirect parent corporation of the Company (a "Parent Corporation"), other than an offering pursuant to Form S-8 (or any successor thereto) and other than common stock issued pursuant to employee benefit plans or as compensation to employees, provided, that in the case of an Equity Offering by a Parent Corporation, such Parent Corporation contributes to the common equity of the Company the portion of the net cash proceeds thereof necessary to pay the aggregate redemption price of the Exchangeable Preferred Stock or Exchange Debentures, as the case may be, to be redeemed in connection therewith.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Exchange Date" means the date on which the shares of Preferred Stock are exchanged for the Exchange Debentures by the Company.

      "Exchange Debentures" means the Company's 121/2% Subordinated Exchange Debentures Due 2010, for which the Exchangeable Preferred may be exchanged in accordance with Section 6 hereof.

      "Exchange Indenture" means the Exchange Indenture between the Company and the Exchange Trustee, governing the Company's 121/2% Subordinated Exchange Debentures Due 2010, in the form attached as Exhibit A.

      "Exchange Trustee" means the trustee under the Exchange Indenture.

      "Exchangeable Preferred Stock" shall mean the Senior Exchangeable Preferred Stock, par value $.01 per share, of the Company.

      "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facility) in existence on the Issue Date, until such amounts are repaid.

      "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its


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Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

      "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the referent Person or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income (adjusting for, in the case of an Asset Acquisition or merger or consolidation permitted by Section 15 hereof any operating expense or cost reduction of such Person or the Person to be acquired which, in the good faith estimate of management, will be eliminated or realized, as the case may be, as a result of such Asset Acquisition, merger or consolidation) and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

      "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.


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      "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate or currency swap agreements, interest rate or currency cap agreements and interest rate or currency collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency.

      "Holder" means a holder of shares of Preferred Stock.

      "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

      "Indenture" means the Indenture, dated May 18, 1998, by and among the Company, the Guarantors and the Trustee, governing the Company's 101/8% Senior Subordinated Notes due 2008.

      "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 12 hereof

      "Issue Date" means May 18, 1998.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      "Management Agreement" means that certain Management Agreement dated the Issue Date among the Principals, the Company and Holdings, as in effect on the Issue Date.


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      "Mandatory Redemption Date" means May 15, 2010.

      "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, (i) excluding, however, (x) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (y) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss) and (ii) less the aggregate amount of all Restricted Payments made by such Person or any of its Restricted Subsidiaries for such period pursuant to clause (vii) of the second paragraph of Section 12 hereof times one minus the then combined federal, state and local statutory tax rate of the Company.

      "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender, and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Exchange Debentures) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Officers' Certificate" means a certificate signed by (i) the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President of the Company and (ii) the Chief Financial Officer or the Secretary of the Company, which certificate shall comply with the Indenture.

      "Permitted Business" means the business of the Company and its Restricted Subsidiaries conducted on the Issue Date and businesses reasonably related or ancillary thereto.

      "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents;
(c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 12 hereof or any transaction not constituting an Asset Sale by reason of the $1.0 million threshold contained in the definition thereof; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) Hedging Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture; (g) Investments in securities of trade creditors or customers received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy of insolvency of such trade creditors of customers; (h) Investments by the Company or a Restricted Subsidiary in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction; and (i) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (i) that are at the time outstanding, not to exceed the greater of (A) $10.0 million and (B) 5% of Total Assets.

      "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iii) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

      "Preferred Stock Registration Rights Agreement" means the Preferred Stock Registration Rights Agreement, dated as of May 18, 1998, between the Company and the Initial Purchasers.

      "Principals" means Vestar Capital Partners III, L.P.

      "Purchase Money Note" means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreement, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

      "Qualified Proceeds" means any of the following or any combination of the following: (i) cash, (ii) Cash Equivalents, (iii) long-term assets that are used or useful in a Permitted Business and (iv) the

Capital Stock of any Person engaged primarily in a Permitted Business if, in connection with the receipt by the company or any Restricted Subsidiary of the Company of such Capital Stock, (a) such Person becomes a Wholly-Owned Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Wholly-Owned Restricted Subsidiary of the Company.

      "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any Restricted Subsidiary) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any Restricted Subsidiary and any asset related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

      "Receivables Subsidiary" means a Wholly Owned Restricted Subsidiary (other than a Guarantor) which engages in no activities other than in connection with the financing of accounts receivables and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any other Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such other Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the Company nor any other Restricted Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying, to the best of such officers' knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

      "Redemption Notice" shall have the meaning ascribed to it in Section 5(c) hereof.

      "Related Party" with respect to any Principal means (A) any controlling stockholder, Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

      "Reorganization Charges" means (i) up to $3.3 million of facility closing and re-engineering costs incurred by the Company and its Subsidiaries prior to the Issue Date, (ii) up to $550,000 of losses incurred by the Company and its Subsidiaries prior to the Issue Date associated with (x) the Canadian retail operations of the Company and its Subsidiaries and (y) the Mexican and Guatemalan operations of the Company and its Subsidiaries, in each case calculated in accordance with GAAP on a consolidated basis, (iii) up to $4.0 million of bankruptcy reorganization costs incurred by the Company and its Restricted Subsidiaries prior to the Issue Date, and (iv) the costs and expenses of the Company and its Subsidiaries incurred in connection with the Transaction, in each case calculated in accordance with GAAP on a consolidated basis.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      "Senior Credit Facility" means the credit agreement to be entered into on or prior to the Issue Date by and among the Company, NationsBanc Montgomery Securities LLC, as arranger and syndication agent, certain lending parties thereto and NationsBank, N.A., as agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreements and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Senior Credit Facility and all refundings, refinancings and replacements of any Senior Credit Facility, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as the borrowers and issuers thereunder include one or more of the Company and its Subsidiaries and their respective successors and assigns, or (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder.

      "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

      "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in an accounts receivable transaction.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or Exchange Trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

      "Total Assets" means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, as shown on the most recent balance sheet of such Person.

      "Transfer Agent" means the transfer agent for the Exchangeable Preferred Stock, which shall be The Bank of New York unless and until a successor is selected by the Company.

      "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Exchange Trustee by filing with the Exchange Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 12 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Exchange Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 13 hereof, the Company shall be in default of such covenant.). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under Section 13 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (ii) no Default or Event of Default or Voting Rights Triggering Event, as applicable, would be in existence following such designation.

      "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation preference, as applicable, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount or liquidation preference, if applicable, of such Indebtedness or Disqualified Stock.

      "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

      2.    Ranking.

      Except as otherwise permitted by this Section 2, the Exchangeable Preferred Stock shall rank senior in right of payment to all classes or series of capital stock of the Company as to dividends and upon liquidation, dissolution or winding up of the Company. The Company shall not, after the Issue Date, without the consent of the Holders of at least a majority of the then outstanding Exchangeable Preferred Stock, authorize, create (by way of reclassification or otherwise) or issue any class or series of capital stock of the Company ranking on a parity with the Exchangeable Preferred Stock ("Parity Securities") or any obligation or security convertible or exchangeable into or evidencing a right to purchase stock of any class or series of Parity Securities. The Company shall not, without the consent of the Holders of at least two-thirds of the then outstanding Exchangeable Preferred Stock, authorize, create (by way of reclassification or otherwise) or issue any class or series of capital stock of the Company ranking senior to the Exchangeable Preferred Stock ("Senior Securities") other than, in each case, Disqualified Stock incurred in accordance with this Certificate of Designations or any obligation or security convertible or exchangeable into or evidencing a right to purchase stock of any class or series of Senior Securities other than Disqualified Stock incurred in accordance with this Certificate of Designations.

      3.    Dividends.

            (a) The Holders of the Exchangeable Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Company legally available therefor, cumulative preferential dividends from the date of issuance of the Exchangeable Preferred Stock accruing at the rate per share of 12 1/2% per annum, payable semiannually in arrears on May 15 and November 15 of each year (each, a "Dividend Payment Date"), or if any such date is not a Business Day, on the next succeeding Business Day, commencing on November 15, 1998, to the Holders of record as of the preceding May 1 and November 1 (each, a "Record Date"). On or prior to May 15, 2003, the Company may, at its option, pay dividends in cash or in additional fully-paid and non-assessable shares of Exchangeable Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends. Thereafter, dividends may be paid in cash only. Dividends payable on the Exchangeable Preferred Stock will be computed on the basis of a 360-day year of twelve 30-day months and will be deemed to accrue on a daily basis. On any scheduled Dividend Payment Date, the Company may, at its option, but subject to certain conditions, exchange all but not less than all of the shares of Exchangeable Preferred Stock for the Exchange Debentures.

            (b) Dividends on the Exchangeable Preferred Stock shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends shall accumulate to the extent they are not paid on the Dividend Payment Date for the semiannual period to which they relate. Accumulated unpaid dividends will accrue dividends at the rate of 121/2% per annum. The Company shall take all actions required or permitted under Delaware law to permit the payment of dividends on the Exchangeable

Preferred Stock.

            (c) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding Exchangeable Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all outstanding Exchangeable Preferred Stock. Unless full cumulative dividends on all outstanding Exchangeable Preferred Stock due for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for shares for the payment thereof set apart, then: (i) no dividend (other than a dividend payable solely in stock of any class of stock ranking junior to the Exchangeable Preferred Stock as to the payment of dividends and as to rights in liquidation, dissolution or winding up of the affairs of the Company ("Junior Securities")) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any stock of Junior Securities; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any stock of Junior Securities; (iii) no stock of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for stock of other Junior Securities) by the Company or any of its Restricted Subsidiaries; (iv) no warrants, rights, calls or options to purchase any Junior Securities shall be directly or indirectly issued by the Company or any of its Restricted Subsidiaries; and (v) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any stock of Junior Securities by the Company or any of its Restricted Subsidiaries. Holders of the Exchangeable Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

            In the event that the Company is obligated to pay Liquidated Damages (as defined in the Preferred Stock Registration Rights Agreement) to the holders of Exchangeable Preferred Stock in accordance with Section 5 of the Preferred Stock Registration Rights Agreement , the dividend rate otherwise applicable to the Exchangeable Preferred Stock shall be increased for the period during which the Company is obligated to pay Liquidated Damages by the rate of such Liquidated Damages and all references herein to dividends shall include such Liquidated Damages, if any.

      4.    Voting Rights.

            Holders of record of the Exchangeable Preferred Stock will have no voting rights, except as required by law and as provided herein. Upon (i) the accumulation of accrued and unpaid dividends on the outstanding Exchangeable Preferred Stock in an amount equal to three or more consecutive full semiannual dividends; (ii) failure by the Company or any of its Restricted Subsidiaries to comply with (x) the provisions of Section 15 hereof or (y) any mandatory redemption obligation with respect to the Exchangeable Preferred Stock; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with any of the other covenants or agreements set forth in this Certificate of Designations and the continuance of such failure for 60 consecutive days or more; or (iv) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries (each of the events described in clauses (i), (ii), (iii) and (iv) being referred to as a "Voting Rights Triggering Event"), then the number of members of the Company's Board of Directors will be immediately and automatically increased by two, and the Holders of a majority of the outstanding Exchangeable Preferred Stock, voting as a separate class, will be entitled to elect two members to the Board of Directors of the Company. Voting rights arising as a result of a Voting Rights Triggering Event will continue until such time as all dividends in arrears on the Exchangeable Preferred Stock are paid in full and all other Voting Rights

Triggering Events have been cured or waived. A Voting Rights Triggering Event shall consititute an event of default hereunder.

      5.    Amendment, Supplement and Waiver.

      Except as provided in the next two succeeding paragraphs, this Certificate of Designations or the Exchangeable Preferred Stock may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Liquidation Preference of the Exchangeable Preferred Stock then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Exchangeable Preferred Stock), and any existing default or compliance with any provision of this Certificate of Designations or the Exchangeable Preferred Stock may be waived with the consent of the Holders of a majority in aggregate Liquidation Preference of the then outstanding Exchangeable Preferred Stock (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Exchangeable Preferred Stock).

      Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Exchangeable Preferred Stock held by a non-consenting Holder): (i) alter the voting rights with respect to the Exchangeable Preferred Stock or reduce the number of shares of Exchangeable Preferred Stock whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the Liquidation Preference of or change the Mandatory Redemption Date of any Exchangeable Preferred Stock or alter the provisions with respect to the redemption of the Exchangeable Preferred Stock (other than the provisions of Section 9 or 10 hereof), (iii) reduce the rate of or change the time for payment of dividends on any Exchangeable Preferred Stock, (iv) waive a default in the payment of dividends on the Exchangeable Preferred Stock, (v) make any Exchangeable Preferred Stock payable in any form other than that stated in this Certificate of Designations, (vi) waive a redemption payment with respect to any Exchangeable Preferred Stock (other than a payment required by Section 9 hereof) or (vii) make any change in the foregoing amendment and waiver provisions.

      Notwithstanding the foregoing, without the consent of any Holder of Exchangeable Preferred Stock, the Company may (to the extent permitted by Delaware law) amend or supplement this Certificate of Designations to cure any ambiguity, defect or inconsistency, to provide for uncertificated Exchangeable Preferred Stock in addition to or in place of certificated Exchangeable Preferred Stock or to make any change that would provide any additional rights or benefits to the Holders of Exchangeable Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designations of any such Holder.

      6.    Exchange.

      The Company may, at its option on any Dividend Payment Date, exchange all but not less than all of the shares of then outstanding Exchangeable Preferred Stock for Exchange Debentures; provided that (i) on the date of such exchange there are no accumulated and unpaid dividends on the Exchangeable Preferred Stock (including the dividend payable on such date) or other contractual impediments to such exchange; (ii) there shall be legally available funds sufficient therefor; (iii) such exchange would be permitted under the terms of the Indenture and, immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Indenture) would exist under the Exchange Indenture, no default or event of default would exist under the Senior Credit Facility or the Indenture and no default or event of default under any material instrument governing Indebtedness outstanding at the time would be caused thereby; (iv) the Exchange Indenture has been qualified under the Trust Indenture Act, if such qualification is required at the time of exchange; and (v) the Company shall have delivered a written opinion to the Exchange Trustee (as defined herein) to the effect that all conditions to be satisfied prior to such exchange have been satisfied.

      Upon any exchange pursuant to the preceding paragraph, holders of outstanding Exchangeable Preferred Stock will be entitled to receive, subject to the second succeeding sentence of this paragraph, $1.00 principal amount of Exchange Debentures for each $1.00 of the aggregate Liquidation Preference, plus, without duplication, accrued and unpaid dividends. The Exchange Debentures will be issued in registered form, without coupons. The Exchange Debentures will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issuable in principal amounts less than $1,000 so that each holder of Exchangeable Preferred Stock will receive interests representing the entire amount of Exchange Debentures to which such holder's share of Preferred Stock entitle such holder; provided that the Company may pay cash in lieu of issuing an Exchange Debenture having a principal amount less than $1,000. Notice of the intention to exchange shall be sent by or on behalf of the Company not more than 60 days nor less than 30 days prior to the Exchange Date, by first class mail, postage prepaid, to each Holder of record of Exchangeable Preferred Stock at its registered address. In addition to any information required by law or by the applicable rules of any exchange upon which Exchangeable Preferred Stock may be listed or admitted to trading, such notice will state: (i) the Exchange Date; (ii) the place or places where certificates for such stock are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book-entry transfers; and (iii) that dividends on the Exchangeable Preferred Stock to be exchanged will cease to accrue on the Exchange Date. If notice of any exchange has been properly given, and if on or before the Exchange Date the Exchange Debentures have been duly executed and authenticated and an amount in cash or additional Exchangeable Preferred Stock (as applicable) equal to all accrued and unpaid dividends, if any, thereon to the Exchange Date has been deposited with the Transfer Agent, then on and after the close of business on the Exchange Date, the Exchangeable Preferred Stock to be exchanged will no longer be deemed to be outstanding and may thereafter be issued in the same manner as the other authorized but unissued preferred stock, but not as Exchangeable Preferred Stock, and all rights of the Holders thereof as stockholders of the Company will cease, except the right of the Holders to receive upon surrender of their certificates the Exchange Debentures and all accrued and unpaid dividends, if any, thereon to the Exchange Date.

      A Holder may transfer or exchange Exchangeable Preferred Stock in accordance with this Certificate of Designations if the requirements of the Transfer Agent for such transfer or exchange are met. The Transfer Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by this Certificate of Designations.

      7.    Redemption.

      Mandatory Redemption.

      On May 15, 2010 (the "Mandatory Redemption Date"), the Company shall be required to redeem (subject to the legal availability of funds therefor) all outstanding Exchangeable Preferred Stock at a price in cash equal to the Liquidation Preference thereof, plus accrued and unpaid dividends, if any, to the date of redemption. The Company shall not be required to make sinking fund payments with respect to the Exchangeable Preferred Stock. The Company shall take all actions required or permitted under Delaware law to permit such redemption.

      Optional Redemption.

      The Exchangeable Preferred Stock may not be redeemed at the option of the Company on or prior to May 15, 2003. The Exchangeable Preferred Stock may be redeemed, in whole or in part, at the option of the Company on or after May 15, 2003, at the redemption prices specified below (expressed as percentages of the Liquidation Preference thereof), in each case, together with accrued and unpaid dividends, if any, to the date of redemption, upon not less than 30 nor more than 60 days' prior written notice, if redeemed during the 12-month period commencing on May 15 of each of the years set forth below:

      Year                                                Redemption Rate
      ----                                                ---------------

      2003.............................................   106.250%
      2004.............................................   105.000%
      2005.............................................   103.750%
      2006.............................................   102.500%
      2007.............................................   101.250%
      2008 and thereafter..............................   100.000%


      Notwithstanding the foregoing, during the first 36 months after the Issue Date, the Company may, on any one or more occasions, redeem the Exchangeable Preferred Stock, in whole or in part, at the redemption prices set forth below (expressed as percentages of the Liquidation Preference thereof), in each case, together with accrued and unpaid dividends, if any, to the redemption date, with the net proceeds of one or more Equity Offerings; if redeemed during the 12-month period commencing on May 15 of each of the years set forth below:

      Year                                                Redemption Rate
      ----                                                ---------------

      1998.............................................   108.000%
      1999.............................................   110.000%
      2000.............................................   112.000%

      In the event of a redemption pursuant to the above paragraph (except in the case of a redemption of all the Exchangeable Preferred Stock), at least $25.0 million in aggregate Liquidation Preference of Exchangeable Preferred Stock shall remain outstanding immediately after the occurrence of each such redemption; and any such redemption shall occur within 45 days of the date of closing of such Equity Offering.

      At any time prior to May 15, 2003, the Exchangeable Preferred Stock may also be redeemed, as a whole but not in part, at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to a percentage of the Liquidation Preference equal to the sum of 100% and the dividend rate then in effect with respect to the Exchangeable Preferred Stock, and accrued and unpaid dividends, if any, to, the date of redemption.

      General Redemption Provisions

      Subject to the provisions of this Section 7 and Sections 9 and 10 hereof, the following provisions shall apply to the redemption or repurchase of shares of Exchangeable Preferred Stock.

      (a)   Selection of Debentures to Be Redeemed.

            If less than all of the shares of Exchangeable Preferred Stock are to be redeemed or purchased in an offer to purchase at any time, the Company shall select the shares of Exchangeable Preferred Stock to be redeemed or purchased among the Holders of the shares of Exchangeable Preferred Stock in compliance with the requirements of the principal national securities exchange, if any, on which the shares of Exchangeable Preferred Stock are listed or, if the shares of Exchangeable Preferred Stock are not so listed, on a pro rata basis, by lot or in accordance with any other method the Company considers fair and appropriate; provided that no shares shall be redeemed in part. In the event of partial redemption by lot, the particular shares of Exchangeable Preferred Stock to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Company from the outstanding shares of Exchangeable Preferred Stock not previously called for redemption.

            Subject to the provisions of Section 10 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose shares of Exchangeable Preferred Stock are to be redeemed at its registered address. The notice shall identify the shares of Exchangeable Preferred Stock to be redeemed and shall state: (i) the redemption date; (ii) the redemption price;
(iii) the name and address of the Paying Agent; (iv) that shares of Exchangeable Preferred Stock called for redemption must be surrendered to the Paying Agent to collect the redemption price; (v) that, unless the Company defaults in making such redemption payment, dividend payments on shares of Exchangeable Preferred Stock called for redemption cease to accrue on and after the redemption date;
(vi) the section of this Certificate of Designations pursuant to which the shares of Exchangeable Preferred Stock called for redemption are being redeemed; and (vii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the shares of Exchangeable Preferred Stock.

      (a)   Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with this Section 19, shares of Exchangeable Preferred Stock called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

      (b)   Deposit of Redemption Price.

            On the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accumulated dividends on all shares of Exchangeable Preferred Stock to be redeemed on that date. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accumulated dividend payments on, all shares of Exchangeable Preferred Stock to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, dividend payments shall cease to accrue on the shares of Exchangeable Preferred Stock. If a share of Exchangeable Preferred Stock is redeemed on or after a payment Record Date but on or prior to the related Dividend Payment Date, then any accumulated and unpaid dividends shall be paid to the Person in whose name such share of Exchangeable Preferred Stock was registered at the close of business on such Record Date. If any shares of Exchangeable Preferred Stock called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, dividends shall be paid on the Liquidation Preference thereof, from the redemption date until such principal is paid, and to the extent lawful on any dividends not paid on such unpaid principal, in each case at the rate provided in this Certificate of Designations.

            8. Liquidation Rights.

            Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Company's capital stock (a "reduction or decrease in capital stock"), each Holder of the Exchangeable Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the Liquidation Preference per Exchangeable Preferred Stock held by such Holder, plus accrued and unpaid dividends, if any, to the date fixed for liquidation, dissolution, winding up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, common stock of the Company. After payment in full of the Liquidation Preference and all accrued dividends, if any, to which Holders of Exchangeable Preferred Stock are entitled, such Holders will not be entitled to any further participation in any distribution of assets of the Company. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, stock of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding up of the business of the Company or reduction or decrease in capital stock.

            9. Change of Control.

            Upon the occurrence of a Change of Control, each Holder of Exchangeable Preferred Stock will have the right to require the Company to repurchase all or any part of such Holder's Exchangeable Preferred Stock pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate Liquidation Preference thereof plus accrued and unpaid dividends, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase all outstanding Exchangeable Preferred Stock on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Certificate of Designations and described in such notice. The Company shall comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchangeable Preferred Stock as a result of a Change of Control.

            On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Exchangeable Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Exchangeable Preferred Stock or portions thereof so tendered and (3) deliver or cause to be delivered to the Transfer Agent the Exchangeable Preferred Stock so accepted together with an Officers' Certificate stating the aggregate Liquidation Preference of the Exchangeable Preferred Stock or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Exchangeable Preferred Stock so tendered the Change of Control Payment for such Exchangeable Preferred Stock, and the Transfer Agent will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new certificate representing the Exchangeable Preferred Stock equal in Liquidation Preference amount to any unpurchased portion of the Exchangeable Preferred Stock surrendered, if any. Prior to complying with the provisions of this Section 9, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Indebtedness to permit the repurchase of Exchangeable Preferred Stock required by this covenant. If the Company fails to make such repayment or obtain such consents within such time period, it will result in a Voting Rights Triggering Event, but the obligation to commence and consummate a Change of Control Offer will be suspended until such repayment is made or such consents are obtained. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            The Change of Control provisions described above shall be applicable whether or not any other provisions of this Certificate of Designations are applicable.

            If the Company shall be prohibited from purchasing Exchangeable Preferred Stock, whether as a consequence of the terms of the Senior Credit Facility or the Indenture or for any other reason, then the Holders of a majority of the outstanding Exchangeable Preferred Stock, voting as a separate class, shall be entitled to elect two members to the Board of Directors of the Company. Such members shall cease to serve for such periods thereafter as the Company shall no longer be so prohibited and shall have paid the amounts required under this Section 9.

            The Company shall not be required to make a Change of Control Offer to the Holders of Exchangeable Preferred Stock upon a Change of Control if a third party makes the Change of Control Offer described above in the manner, at the times and otherwise in compliance with the requirements set forth in this Certificate of Designations and purchases all Exchangeable Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

            10. Asset Sales.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of (A) cash or Cash Equivalents or (B) Qualified Proceeds; provided that the aggregate fair market value of Qualified Proceeds (other than cash or Cash Equivalents), which may be received in consideration for asset sales pursuant to this clause (ii)
(B) shall not exceed $5.0 million since the Issue Date; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Exchangeable Preferred Stock or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

            Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to permanently repay Indebtedness, or (b) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business, (c) to make a capital expenditure or (d) to acquire other long-term assets that are used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Certificate of Designations. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Exchangeable Preferred Stock (an "Asset Sale Offer") to redeem the maximum outstanding Exchangeable Preferred Stock that may be purchased out of the Excess Proceeds, at a price in cash equal to the Liquidation Preference thereof, plus accrued and unpaid dividends, if any, to the date of purchase, in accordance with the procedures set forth in this Certificate of Designations. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for general corporate purposes. If the aggregate Liquidation Preference of Exchangeable Preferred Stock surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Exchangeable Preferred Stock to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

            If the Company shall be prohibited from purchasing Exchangeable Preferred Stock, whether as a consequence of the terms of the Senior Credit Facility or the Indenture or for any other reason, then the Holders of a majority of the outstanding Exchangeable Preferred Stock, voting as a separate class, shall be entitled to elect two members to the Board of Directors of the Company. Such members shall cease to serve for such periods thereafter as the Company shall no longer be so prohibited and shall have sold the amounts required thereunder.

            In the event that the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

            The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the Liquidation Preference of Exchangeable Preferred Stock required to be purchased pursuant to the Asset Sale Offer (the "Offer Amount") or, if less than the Offer Amount has been tendered, all shares of Exchangeable Preferred Stock tendered in response to the Asset Sale Offer. Payment for any shares so purchased shall be made in the same manner as dividend payments are made.

            If the Purchase Date is on or after a Record Date and on or before the related Dividend Payment Date, any accumulated and unpaid dividends shall be paid to the Person in whose name a share of Exchangeable Preferred Stock is registered at the close of business on such record date, and no additional dividends shall be payable to Holders who tender shares of Exchangeable Preferred Stock pursuant to the Asset Sale Offer.

            Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender shares of Exchangeable Preferred Stock pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale

Offer, shall state: (i) that the Asset Sale Offer is being made pursuant to this
Section 11 of this Certificate of Designations and the length of time the Asset Sale Offer shall remain open; (ii) the Offer Amount, the purchase price and the Purchase Date; (iii) that any shares of Exchangeable Preferred Stock not tendered or accepted for payment shall continue to accumulate dividends; (iv) that, unless the Company defaults in making such payment, any shares of Exchangeable Preferred Stock accepted for payment pursuant to the Asset Sale Offer shall cease to accumulate dividends after the Purchase Date; (v) that Holders electing to have shares of Exchangeable Preferred Stock purchased pursuant to an Asset Sale Offer may only elect to have all of such shares of Exchangeable Preferred Stock purchased and may not elect to have only a portion of such shares of Exchangeable Preferred Stock purchased; (vi) that Holders electing to have shares of Exchangeable Preferred Stock purchased pursuant to any Asset Sale Offer shall be required to surrender the shares of Exchangeable Preferred Stock, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the shares of Exchangeable Preferred Stock completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date; (vii) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Exchangeable Preferred Stock the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such shares of Exchangeable Preferred Stock purchased; and (viii) that, if the aggregate Liquidation Preference of the shares of Exchangeable Preferred Stock surrendered by Holders exceeds the Offer Amount, the Company shall select the shares of Exchangeable Preferred Stock to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only shares of Exchangeable Preferred Stock in denominations of $100 of Liquidation Preference, or integral multiples thereof, shall be purchased).

            On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of shares of Exchangeable Preferred Stock or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all shares of Exchangeable Preferred Stock tendered. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the shares of Exchangeable Preferred Stock tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue new shares of Exchangeable Preferred Stock and the Company shall authenticate and mail or deliver such new shares of Exchangeable Preferred Stock to such Holder, in a Liquidation Preference equal to any unpurchased portion of the shares of Exchangeable Preferred Stock surrendered. Any shares of Exchangeable Preferred Stock not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

            11. Remedies for Breach of Covenants.

            The sole remedy to Holders of Preferred Stock in the event of a breach of any of the covenants herein, including Section 7 hereof, will be the voting rights arising from Section 4 hereof and such breach by the Company will not cause any action taken by the Company to be invalid or unauthorized under its charter documents.

            12. Restricted Payments.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Parity Securities or Junior Securities (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Parity Securities or Junior Securities in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company); (ii) make payment on, purchase, redeem or otherwise acquire or retire for value any Parity Securities or Junior Securities of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Parity Securities or Junior Securities owned by the Company or any Restricted Subsidiary of the Company); or
(iii) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

            (a) no Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof, and

            (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 13 hereof, and

            (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (v) and (vii) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus (iii) 100% of the fair market value of any Person engaged in a Permitted Business or assets used by the Company or a Restricted Subsidiary in a Permitted Business which such Person or assets were acquired by the Company or any of its Restricted Subsidiaries since the Issue Date provided that the consideration for such Person or assets consisted solely of Equity Interests of the Company (other than Disqualified Stock), plus (iv) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash or the receipt of properties used in a Permitted Business, the lesser of (A) the net cash proceeds of such sale, liquidation or repayment or the fair market value (as determined in good faith by a resolution of the Board of Directors) of property received in exchange therefor and (B) the amount of such Restricted Investment.

      The foregoing provisions shall not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Certificate of Designations; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (iv) so long as no Voting Rights Triggering Event has occurred and is continuing or would be caused thereby, the direct or indirect repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any direct or indirect parent corporation of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of Issue Date; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period; (v) dividends or other payments to Holdings sufficient to enable Holdings to pay accounting, legal, corporate or reporting and administrative expenses of Holdings incurred in the ordinary course of business in an amount not to exceed $500,000 in any twelve-month period; (vi) the making of loans by the Company or any of its Restricted Subsidiaries to officers or directors of the Company; provided that the aggregate outstanding amount of such loans shall not exceed, at any time, $2.0 million plus any such loans outstanding on the Issue Date;
(vii) payments to Holdings by the Company or any Restricted Subsidiary with respect to taxes (including estimated taxes) that are paid by Holdings on a combined, consolidated, unitary or similar basis, to the extent that such payments do not exceed the amount that the Company or such Restricted Subsidiary would have paid to the relevant taxing authority if the Company or such Restricted Subsidiary filed a separate tax return for the period in question;
(viii) so long as no Voting Rights Triggering Event has occurred and is continuing or would be caused thereby, the defeasance, redemption or repurchase of any preferred stock issued in connection with the acquisition of assets or a Permitted Business, provided that the aggregate amount of such defeasance, redemption or repurchase payments shall not exceed at any time $10.0 million;
(ix) so long as no Voting Rights Triggering Event is continuing or would be caused thereby, payments under the Management Agreement as in effect on the Issue Date; (x) the direct or indirect repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any direct or indirect parent corporation of the Company held by any employee of the Company or a Restricted Subsidiary of the Company upon the retirement of any such employee; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $400,000 less the amount of Restricted Payments made pursuant to clause (xi) below during such period in any twelve-month period; (xi) the direct or indirect redemption, repurchase or other acquisition or retirement for value of Class A Senior Preferred Stock of Holdings from Holdings' qualified employee stock option plans, which Class A Senior Preferred Stock will either be issued on the Issue Date or issued as dividends thereon in accordance with the certificate of designations relating thereto as in effect on the Issue Date, provided that such redemption, repurchase or other acquisition or retirement is required by applicable law and such plans; and (xii) the distribution of any Parity Note (and interest thereon) or cash in lieu of fractional amounts thereof.

            The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. In the event of any such designation, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant or Permitted Investments, as applicable. All such outstanding Investments will be deemed to constitute Restricted Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if such redesignation would not cause a Default.

            The amount of all Restricted Payments (other than cash) and Qualified Proceeds (other than cash) shall be the fair market value on the date of the Restricted Payment (or the date of receipt of Qualified Proceeds) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors (whose resolutions with respect thereto shall be delivered to the Transfer Agent), such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Board of Directors and the Transfer Agent an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by Section 12 hereof were computed, together with a copy of any fairness opinion or appraisal required by this Certificate of Designations.

            Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be a Restricted Payment for purposes of this Section 12; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

            13. Incurrence of Indebtedness and Issuance of Preferred Stock.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and that the Company shall not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and Restricted Subsidiaries may incur Indebtedness and issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

      The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

            (i) the incurrence by the Company of Indebtedness under the Senior Credit Facility in an aggregate principal amount not exceeding an amount equal to $160.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries to permanently repay Indebtedness under the Senior Credit Facility pursuant to Section 10 hereof;

            (ii) the incurrence by Cluett Peabody Canada Inc. of Indebtedness under the Canadian Credit Facility in an aggregate principal amount not exceeding an amount equal to $15.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries to permanently repay Indebtedness under the Canadian Credit Facility pursuant to Section 10 hereof;

            (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness, including the Notes and the Guarantees thereof;

            (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

            (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Existing Indebtedness or Indebtedness (other than intercompany Indebtedness) that was permitted by this Certificate of Designations to be incurred under the first paragraph hereof or clauses (iv), (v), (viii) or (xiv) of this paragraph;

            (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause
      (vi);

            (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Certificate of Designations to be outstanding;

            (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of it Restricted Subsidiaries; and provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (viii) and any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (viii), does not exceed $5.0 million;

            (ix) the guarantee by the Company or any Restricted Subsidiary of the Company of Indebtedness of the Company or any Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this
      Section 13;

            (x) Indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company in the ordinary course of business;

            (xi) Indebtedness arising from guarantees of Indebtedness of the Company or any Restricted Subsidiary or the agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, or other guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Capital Stock of a Restricted Subsidiary for the purpose of financing such acquisition, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

            (xii) Indebtedness of a Receivables Subsidiary that is not recourse to the Company or any other Restricted Subsidiary of the Company (other than Standard Securitization Undertakings) incurred in connection with a Qualified Receivables Transaction;

            (xiii) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (xiii); and

            (xiv) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xiv), not to exceed $10.0 million.

            For purposes of determining compliance with this Section 13, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiv) above as of the date of incurrence thereof, or is entitled to be incurred pursuant to the first paragraph of this Section 13 as of the date of incurrence thereof, the Company shall, in its sole discretion, classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 13; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred.

            14. Dividend and Other Payment Restrictions Affecting Subsidiaries.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Issue Date, (b) the Senior Credit Facility as in effect on the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facility as in effect on the Issue Date, (c) the Indenture and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition, (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (j) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 13 hereof that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (m) any other security agreement, instrument or document relating to Indebtedness hereafter in effect, provided that such encumbrances or restrictions are customary in connection with such documents and that the terms and conditions of such encumbrances or restrictions are no more restrictive than those encumbrances or restrictions imposed in connection with the Senior Credit Facility as in effect on the Issue Date, (n) any agreement relating to a sale and leaseback transaction or capital lease, but only on the property subject to such transaction or lease and only to the extent that such restrictions or encumbrances are customary with respect to a sale and leaseback transaction or capital lease, (o) the Canadian Credit Facility as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Canadian Credit Facility as in effect on the issue date, or (p) customary restrictions imposed on the payment of dividends by a Receivables Subsidiary in connection with a Qualified Receivables Transaction.

            15. Merger, Consolidation or Sale of Assets.

            The Company shall not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Exchangeable Preferred Stock, this Certificate of Designations and the Preferred Stock Registration Rights Agreement; (iii) immediately after such transaction no Voting Rights Triggering Event exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, immediately after such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 13 hereof.

            16. Transactions with Affiliates.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Holders
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (ii) transactions between or among the Company and/or its Restricted Subsidiaries, (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company, (iv) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company, (v) payments made pursuant to the Management Agreement in effect as of the Issue Date and (vi) Restricted Payments that are permitted by Section 12 hereof.

            17. Business Activities.

            The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

            18. Reports.

            Whether or not required by the rules and regulations of the Commission, so long as any Exchangeable Preferred Stock are outstanding, the Company will furnish to the Holders of Exchangeable Preferred Stock (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations," that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Preferred Stock Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Exchangeable Preferred Stock remains outstanding, it shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            19. Payment.

            (a) All amounts payable in cash with respect to the Exchangeable Preferred Stock shall be payable in United States dollars at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of dividends (if any) may be made by check mailed to the Holders of the Exchangeable Preferred Stock at their respective addresses set forth in the register of Holders of Exchangeable Preferred Stock maintained by the Transfer Agent, provided that all cash payments with respect to the Global Certificates (as defined below) and shares of Exchangeable Preferred Stock the Holders of which have given wire transfer instructions to the Company shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

            (b) Any payment on the Exchangeable Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

            (c) The Company has initially appointed the Transfer Agent to act as the paying agent (the

"Paying Agent"). The Company may at any time terminate the appointment of any Paying Agent and appoint additional or other Paying Agents; provided that until the Exchangeable Preferred Stock has been delivered to the Company for cancellation, or moneys sufficient to pay the Liquidation Preference and accrued dividends on the Exchangeable Preferred Stock have been made available for payment and either paid or returned to the Company as provided in this Certificate of Designations, the Company shall maintain an office or agency in the Borough of Manhattan, The City of New York for surrender of Exchangeable Preferred Stock for payment and exchange.

            (d) Dividends payable on the Exchangeable Preferred Stock on any redemption date or repurchase date that is a Dividend Payment Date shall be paid to the Holders of record as of the immediately preceding Record Date.

            (e) All moneys and shares of Exchangeable Preferred Stock deposited with any Paying Agent or then held by the Company in trust for the payment of the Liquidation Preference and dividends on any shares of Exchangeable Preferred Stock which remain unclaimed at the end of two years after such payment has become due and payable shall be repaid to the Company, and the Holder of such shares of Exchangeable Preferred Stock shall thereafter look only to the Company for payment thereof.

            20. Exclusion of Other Rights.

            Except as may otherwise be required by law, the shares of Exchangeable Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations (as such Certificate of Designations may be amended from time to time) and in the Certificate of Incorporation. The shares of Exchangeable Preferred Stock shall have no preemptive or subscription rights.

            21. Headings of Subdivisions.

            The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

            22. Reserved.

            23. Form of Exchangeable Preferred Stock.

            (a) The Exchangeable Preferred Stock shall initially be issued in the form of one or more Global Certificates (the "Global Certificates"). The Global Certificates shall be deposited on the Closing Date with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to as the "Global Certificate Holder").

            (b) The Exchangeable Preferred Stock offered and sold in reliance on Rule 144A shall be issued initially in the form of a Rule 144A Global Certificate (the "Global Certificate").

            (c) So long as the Global Certificate Holder is the registered owner of any Exchangeable Preferred Stock, the Global Certificate Holder will be considered the sole Holder under this Certificate of Designation of the shares of Exchangeable Preferred Stock evidenced by the Global Certificate. Beneficial owners of shares of Exchangeable Preferred Stock evidenced by the Global Certificate shall not be considered the owners or Holders thereof under this Certificate of Designation for any purpose.

            (d) Payments in respect of the Liquidation Preference of and accumulated and unpaid dividends, if any, on any Exchangeable Preferred Stock registered in the name of the Global Certificate Holder on the applicable record date shall be payable by the Company to or at the direction of the Global Certificate Holder in its capacity as the registered Holder under this Certificate of Designations. The Company may treat the persons in whose names Exchangeable Preferred Stock, including, without limitation, the Global Certificate, are registered as the owners thereof for the purpose of receiving such payments.

            (e) If (i) the Company notifies the Holders in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Holders in writing that it elects to cause the issuance of Exchangeable Preferred Stock in the form of registered definitive certificates ("Certificated Securities") under this Certificate of Designations, then, upon surrender by the Global Security Holder of its Global Certificate, Exchangeable Preferred Stock in such form will be issued to each person that the Global Certificate Holder and the Depositary identify as being the beneficial owner of the related Exchangeable Preferred Stock. Upon any such issuance, the Company shall register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). If the Company elects to pay dividends on the Exchangeable Preferred Stock by issuing additional Exchangeable Preferred Stock, fractional shares, if any, issued in connection with any such dividend payment may be issued to holders of Exchangeable Preferred Stock as Certificated Securities.

            (f) Each Global Certificate which has not been registered pursuant to an effective registration (including a shelf statement) statement shall bear a legend in substantially the following form:

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A SECURITY IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITARY TRUST COMPANY SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE TRANSFER AGENT. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
            YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            (g) All shares of Exchangeable Preferred Stock and the Debentures issuable upon exchange thereof which have not been registered pursuant to an effective registration (including a shelf statement) statement shall bear a legend to the following effect, unless the Company determines otherwise in compliance with applicable law:

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER ("RULE 144A") OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT
            (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

            IN WITNESS WHEREOF, Cluett American Corp. has caused this Certificate to be executed by Bryan P. Marsal, as President of the Company, and attested by Steven J. Kaufman, as Secretary of the Company, this 18th day of May, 1998.

                                      CLUETT AMERICAN CORP.


                                      By: /s/ Bryan P. Marsal
                                          ----------------------------
                                      Name: Bryan P. Marsal
                                      Title: President

Attest:


/s/ Steven J. Kaufman
-----------------------
Name: Steven J. Kaufman
Title:  Secretary

                                    Exhibit A

                               Exchange Indenture

                              CLUETT AMERICAN CORP.


                12 1/2% SUBORDINATED EXCHANGE DEBENTURES DUE 2010

                               EXCHANGE INDENTURE

                                DATED AS OF _____

                              The Bank of New York

                                     Trustee

                             CROSS-REFERENCE TABLE*

Trust Indenture Act Section                              Indenture Section

310(a)(1)...............................................................7.10
(a)(2)..................................................................7.10
(a)(3)..................................................................N.A.
(a)(4)..................................................................N.A.
(a)(5)..................................................................7.10
(b).....................................................................7.10
(c).....................................................................N.A.
311(a)..................................................................7.11
(b).....................................................................7.11
(c).....................................................................N.A.
312 (a).................................................................2.05
(b).....................................................................11.03
(c).....................................................................11.03
313(a)..................................................................7.06
(b)(1)..................................................................10.03
(b)(2)..................................................................7.07
(c).....................................................................7.06;
                                                                        11.02
(d).....................................................................7.06
314(a)..................................................................4.03;
                                                                        11.02
(b).....................................................................10.02
(c)(1)..................................................................11.04
(c)(2)..................................................................11.04
(c)(3)..................................................................N.A.
(e).....................................................................11.05
(f).....................................................................N.A.
315 (a).................................................................7.01
(b).....................................................................7.05;
                                                                        11.02
(c).....................................................................7.01
(d).....................................................................7.01
(e).....................................................................6.11
316 (a)(last sentence)..................................................2.09
(a)(1)(A)...............................................................6.05
(a)(1)(B)...............................................................6.04
(a)(2)..................................................................N.A.
(b).....................................................................6.07
(c).....................................................................2.12
317(a)(1)...............................................................6.08
(a)(2)..................................................................6.09
(b).....................................................................2.04
318(a)..................................................................11.01
(b).....................................................................N.A.
(c).....................................................................11.01
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE........................1

  Section 1.01. Definitions..................................................1

  Section 1.02. Other Definitions...........................................18

  Section 1.03. Trust Indenture Act Provisions..............................18

  Section 1.04. Rules of Construction.......................................19

ARTICLE 2. THE DEBENTURES...................................................19

  Section 2.01. Form and Dating.............................................19

  Section 2.02. Execution and Authentication................................20

  Section 2.03. Registrar and Paying Agent..................................20

  Section 2.04. Paying Agent to Hold Money in Trust.........................21

  Section 2.05. Holder Lists................................................21

  Section 2.06. Transfer and Exchange.......................................21

  Section 2.07. Replacement Debentures......................................33

  Section 2.08. Outstanding Debentures......................................33

  Section 2.09. Treasury Debentures.........................................34

  Section 2.10. Temporary Debentures........................................34

  Section 2.11. Cancellation................................................34

  Section 2.12. Defaulted Interest..........................................34

  Section 2.13. CUSIP Numbers...............................................35

ARTICLE 3. REDEMPTION AND PREPAYMENT........................................35

  Section 3.01. Notices to Exchange Trustee.................................35

  Section 3.02. Selection of Debentures to Be Redeemed......................35

  Section 3.03. Notice of Redemption........................................35

  Section 3.04. Effect of Notice of Redemption..............................36

  Section 3.05. Deposit of Redemption Price.................................36

  Section 3.06. Debentures Redeemed in Part.................................37

  Section 3.07. Optional Redemption.........................................37

  Section 3.08. Mandatory Redemption........................................38

  Section 3.09. Offer to Purchase by Application of Excess Proceeds.........38

ARTICLE 4. COVENANTS........................................................40

  Section 4.01. Payment of Debentures.......................................40

  Section 4.02. Maintenance of Office or Agency.............................40

  Section 4.03. Reports.....................................................41

  Section 4.04. Compliance Certificate......................................41

  Section 4.05. Taxes.......................................................42

  Section 4.06. Stay, Extension and Usury Laws..............................42

  Section 4.07. Restricted Payments.........................................42

  Section 4.08. Dividend and Other Payment Restrictions Affecting
  Subsidiaries..............................................................45

  Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock..46

  Section 4.10. Asset Sales.................................................49

  Section 4.11. Transactions with Affiliates................................50

  Section 4.12. Liens.......................................................50

  Section 4.13. Corporate Existence.........................................51

  Section 4.14. Offer to Repurchase Upon Change of Control..................51

  Section 4.15. No Senior Subordinated Debt.................................52

  Section 4.16. Business Activities.........................................52

ARTICLE 5. SUCCESSORS.......................................................52

  Section 5.01. Merger, Consolidation, or Sale of Assets....................52

  Section 5.02. Successor Corporation Substituted...........................53

ARTICLE 6. DEFAULTS AND REMEDIES............................................53

  Section 6.01. Events of Default...........................................53

  Section 6.02. Acceleration................................................55

  Section 6.03. Other Remedies..............................................55

  Section 6.04. Waiver of Past Defaults.....................................55

  Section 6.05. Control by Majority.........................................56

  Section 6.06. Limitation on Suits.........................................56

  Section 6.07. Rights of Holders of Debentures to Receive Payment..........56

  Section 6.08. Collection Suit by Exchange Trustee.........................56

  Section 6.09. Exchange Trustee May File Proofs of Claim...................57

  Section 6.10. Priorities..................................................57

  Section 6.11. Undertaking for Costs.......................................58

ARTICLE 7. EXCHANGE TRUSTEE.................................................58

  Section 7.01. Duties of Exchange Trustee..................................58

  Section 7.02. Rights of Exchange Trustee..................................59

  Section 7.03. Individual Rights of Exchange Trustee.......................60

  Section 7.04. Exchange Trustee's Disclaimer...............................60

  Section 7.05. Notice of Defaults..........................................60

  Section 7.06. Reports by Exchange Trustee to Holders of the Debentures....60

  Section 7.07. Compensation and Indemnity..................................60

  Section 7.08. Replacement of Exchange Trustee.............................61

  Section 7.09. Successor Exchange Trustee by Merger, etc...................62

  Section 7.10. Eligibility; Disqualification...............................62

  Section 7.11. Preferential Collection of Claims Against Company...........63

  Section 7.12. Trustee's Application for Instructions from the Company.....63

ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE.........................63

  Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance....63

  Section 8.02. Legal Defeasance and Discharge..............................63

  Section 8.03. Covenant Defeasance.........................................64

  Section 8.04. Conditions to Legal or Covenant Defeasance..................64

  Section 8.05. Deposited Money and Government Securities to be Held in
  Trust; Other Miscellaneous Provisions.....................................66

  Section 8.06. Repayment to Company........................................66

  Section 8.07. Reinstatement...............................................66

ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER.................................67

  Section 9.01. Without Consent of Holders of Debentures....................67

  Section 9.02. With Consent of Holders of Debentures.......................67

  Section 9.03. Compliance with Trust Indenture Act.........................69

  Section 9.04. Revocation and Effect of Consents...........................69

  Section 9.05. Notation on or Exchange of Debentures.......................69

  Section 9.06. Exchange Trustee to Sign Amendments, etc....................70

ARTICLE 10. SUBORDINATION...................................................70

  Section 10.01. Agreement to Subordinate...................................70

  Section 10.02. Liquidation; Dissolution; Bankruptcy.......................70

  Section 10.03. Default on Designated Senior Indebtedness..................71

  Section 10.04. Acceleration of Securities.................................71

  Section 10.05. When Distribution Must Be Paid Over........................71

  Section 10.06. Notice by Company..........................................72

  Section 10.07. Subrogation................................................72

  Section 10.08. Relative Rights............................................72

  Section 10.09. Subordination May Not Be Impaired by Company...............73

  Section 10.10. Distribution or Notice to Representative...................73

  Section 10.11. Rights of Exchange Trustee and Paying Agent................73

  Section 10.12. Authorization to Effect Subordination......................74

  Section 10.13. Amendments.................................................74

  Section 10.14. Certain Definitions........................................74

ARTICLE 11. MISCELLANEOUS...................................................75

  Section 11.01. Trust Indenture Act Controls...............................75

  Section 11.02. Notices....................................................75

  Section 11.03. Communication by Holders of Debentures with Other Holders of Debentures.............................................................76

  Section 11.04. Certificate and Opinion as to Conditions Precedent.........76

  Section 11.05. Statements Required in Certificate or Opinion..............76

  Section 11.06. Rules by Exchange Trustee and Agents.......................77

  Section 11.07. No Personal Liability of Directors, Officers, Employees
  and Stockholders..........................................................77

  Section 11.08. Governing Law..............................................77

  Section 11.09. No Adverse Interpretation of Other Agreements..............77

  Section 11.10. Successors.................................................77

  Section 11.11. Severability...............................................77

  Section 11.12. Counterpart Originals......................................78

  Section 11.13. Table of Contents, Headings, etc...........................78

EXHIBITS
Exhibit A: FORM OF DEBENTURE
Exhibit B: FORM OF CERTIFICATE OF TRANSFER
Exhibit C: FORM OF CERTIFICATE OF EXCHANGE
Exhibit D: FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

            INDENTURE dated as of ____, ____ between Cluett American Corp., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Exchange Trustee").

            The Company and the Exchange Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12 1/2% Series A Subordinated Exchange Debentures due 2010 (the "Series A Debentures") and the 12 1/2% Series B Subordinated Exchange Debentures due 2010 (the "Series B Debentures" and, together with the Series A Debentures, the "Debentures"):

                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. DEFINITIONS.

              "144A Global Debenture" means a global debenture in the form of Exhibit A-1 hereto bearing the Global Debenture Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Exchange Debentures sold in reliance on Rule 144A.

              "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

              "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

              "Agent" means any Registrar, Paying Agent or co-registrar.

              "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Debenture, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

              "Asset Acquisition" means (i) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company or (ii) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such

Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

              "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease (other than an operating lease), conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Sections 4.15 and 5.01 hereof and not by the provisions of Section 4.10 hereof), and (ii) the issue by any Restricted Subsidiaries of the Company of any Equity Interests of such Restricted Subsidiary and the sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (iii) a Restricted Payment that is permitted by Section 4.07 hereof;
(iv) a disposition of Cash Equivalents or obsolete equipment in the ordinary course of business or inventory or goods held for sale in the ordinary course of business, and (v) sale of accounts receivable, or participation therein, in connection with any Qualified Receivables Transaction.

              "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

              "Board of Directors" means the board of directors of the Company.

              "Business Day" means any day except a Saturday, Sunday or other day in the City of New York on which banks are authorized or ordered to close.

              "Canadian Credit Facility" means the Loan Agreement, added as of August 8, 1997, between Cluett Peabody Canada Inc. and Congress Financial Corporation (Canada). The term "Canadian Credit Facility" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to the Canadian Credit Facility and all refundings, refinancings and replacements of the Canadian Credit Facility, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as the borrowers and issuers thereunder include one or more of the Company and its Subsidiaries and their respective successors and assigns, or (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder.

              "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

              "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

              "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.

              "Cedel" means Cedel Bank, SA.

              "Change of Control" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," such "person" shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance). For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

              "Common Stock" means the Common Stock, $1.00 par value, of the Company and any other class of common stock issued by the Company from time to time.

              "Company" means Cluett American Corp.

              "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income, plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business) plus (vi) Reorganization Charges of such Person and its Restricted Subsidiaries for such period to the extent that such Reorganization Charges were deducted in computing such Consolidated Net Income, in each case, determined on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

              "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof; provided that the amount of such dividends or distributions includable in Consolidated Net Income shall be limited to the Company's direct and indirect Equity Interests in such Restricted Subsidiary, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

              "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

              "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

              "Corporate Trust Office of the Exchange Trustee" shall be at the address of the Exchange Trustee specified in Section 11.02 hereof or such other address as to which the Exchange Trustee may give notice to the Company.

              "Credit Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities and the Canadian Credit Facility outstanding on the Issue Date shall be deemed to have been incurred on such date in reliance on the exception provided by clauses (i) and (ii), respectively, of the definition of Permitted Debt.

              "Custodian" means the Exchange Trustee, as custodian with respect to the Debentures in global form, or any successor entity thereto.

              "Debentures" shall mean the Series A Debentures and the Series B Debentures and shall also include all Debentures issued as interest on outstanding Debentures in accordance with the terms hereof and thereof.

              "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

              "Definitive Debenture" means a certificated Debenture registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A-1 hereto except that such Debenture shall not bear the Global Debenture Legend and shall not have the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto.

              "Depositary" means, with respect to the Debentures issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Debentures, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Exchange Indenture.

              "Designated Exchange Debenture Senior Debt" has the meaning set forth in Section 10.14 hereof.

              "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Exchangeable Preferred Stock matures; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

              "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

              "Equity Offering" means an offering of common stock (other than Disqualified Stock) of the Company or any direct or indirect parent corporation of the Company (a "Parent Corporation"), other than an offering pursuant to Form S-8 (or any successor thereto) and other than common stock issued pursuant to employee benefit plans or as compensation to employees; provided that in the case of an Equity Offering by a Parent Corporation, such Parent Corporation contributes to the common equity of the Company the portion of the net cash proceeds thereof necessary to pay the aggregate redemption price of the Exchangeable Preferred Stock or Exchange Debentures, as the case may be, to be redeemed in connection therewith.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

              "Exchange Debenture Senior Indebtedness" has the meaning set forth in Section 10.14 hereof.

              "Exchange Indenture" means this Exchange Indenture, dated May, 1998, between the Company and the Exchange Trustee, governing the Company's 12 1/2% Subordinated Exchange Debentures Due 2010.

              "Exchange Offer" has the meaning set forth in the Preferred Stock Registration Rights Agreement.

              "Exchange Offer Registration Statement" has the meaning set forth in the Preferred Stock Registration Rights Agreement.

              "Exchange Trustee" means the trustee under this Exchange
Indenture.

              "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facility) in existence on the Issue Date, until such amounts are repaid.

              "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

              "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the referent Person or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income (adjusting for, in the case of an Asset Acquisition or merger or consolidation permitted under Section 5.01 hereof, any operating expense or cost reduction of such Person or the Person to be acquired which, in the good faith estimate of management, will be eliminated or realized, as the case may be, as a result of such Asset Acquisition, merger or consolidation) and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

              "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

              "Global Debentures" means, individually and collectively, each of the Restricted Global Debentures and the Unrestricted Global Debentures, in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

              "Global Debenture Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Debentures issued under this Exchange Indenture.

              "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

              "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

              "Guarantor" means a guarantor of the Notes under the Indenture.

              "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate or currency swap agreements, interest rate or currency cap agreements and interest rate or currency collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency.

              "Holder" means a Person in whose name a Debenture is registered.

              "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

              "Indenture" means the Indenture, dated May 18, 1998, by and among the Company, the Guarantors and the Trustee, governing the Company's 101/8% Senior Subordinated Notes due 2008.

              "Indirect Participant" means a Person who holds a beneficial interest in a Global Debenture through a Participant.

              "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

              "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof.

              "Issue Date" means the date of original issuance of the Exchangeable Preferred Stock.

              "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Debentures for use by such Holders in connection with the Exchange Offer.

              "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

              "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Preferred Stock Registration Rights Agreement.

              "Management Agreement" means that certain Management Agreement dated the Issue Date among the Principals, the Company and Holdings, as in effect on the Issue Date.

              "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, (i) excluding, however, (x) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or
(b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (y) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss) and (ii) less the aggregate amount of all Restricted Payments made by such Person or any of its Restricted Subsidiaries for such period pursuant to clause (vii) of the second paragraph of Section 4.07 hereof times one minus the then combined federal, state and local statutory tax rate of the Company.

              "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Senior Indebtedness) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

              "New Exchange Debentures" means the Debentures issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

              "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender, and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Exchange Debentures) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

              "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

              "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

              "Officers' Certificate" means a certificate signed by (i) the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President of the Company and (ii) the Chief Financial Officer or the Secretary of the Company, which certificate shall comply with this Exchange Indenture.

              "Opinion of Counsel" means an opinion from legal counsel that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Exchange Trustee.

              "Parity Notes" means $13.0 million in aggregate principal amount of the Company's 101/8% Series A Senior Subordinated Notes due 2008, issued under the Indenture.

              "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

              "Participating Broker-Dealer" has the meaning set forth in the Preferred Stock Registration Rights Agreement.

              "Permitted Business" means the business of the Company and its Restricted Subsidiaries conducted on the Issue Date and businesses reasonably related or ancillary thereto.

              "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 3.09 and 4.10 hereof or any transaction not constituting an Asset Sale by reason of the $1.0 million threshold contained in the definition thereof; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) Hedging Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Exchange Indenture; (g) Investments in securities of trade creditors or customers received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy of insolvency of such trade creditors of customers; (h) Investments by the Company or a Restricted Subsidiary in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction; and (i) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (i) that are at the time outstanding, not to exceed the greater of (A) $10.0 million and (B) 5% of Total Assets.

              "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Exchange Debenture Senior Indebtedness (and any debt securities issued in exchange for Exchange Debenture Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Exchange Debentures are subordinated to Exchange Debenture Senior Indebtedness pursuant to Article 10 of this Exchange Indenture.

              "Permitted Liens" means (i) Liens on assets of the Company securing Exchange Debenture Senior Indebtedness of the Company and Liens on assets of the Company's Restricted Subsidiaries; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (v) of the second paragraph of
Section 4.09 hereof covering only the assets acquired with such Indebtedness;
(vii) Liens existing on the Issue Date; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (x) Liens of the Company or a Wholly Owned Restricted Subsidiary on assets of any Restricted Subsidiary of the Company; (xi) Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture, provided, however, that such Liens (A) are not materially less favorable to the Holders and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and
(B) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; (xii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, including any lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (xiii) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (xiv) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (xv) any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease; (xvi) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (xvii) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (xviii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off; (xix) Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is otherwise permitted under this Indenture; (xx) leases or subleases granted to others not interfering in any material respect with the business of the Company or its Restricted Subsidiaries; (xxi) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business; (xxii) Liens or assets of a Receivables Subsidiary arising in connection with a Qualified Receivables Transaction; (xxiii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; and (xxiv) Liens securing Acquired Debt incurred in accordance with clause (ix) of Section 4.09 hereof; provided, that (A) such Liens secured such Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary of the Company and
(B) such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Indebtedness became Acquired Debt of the Company or a Restricted Subsidiary of the Company and are not more favorable to the lienholders than those securing the Acquired Debt prior to the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary of the Company.

              "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Exchange Debentures, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Exchange Debentures on terms at least as favorable to the Holders of Exchange Debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

              "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

              "Preferred Stock Registration Rights Agreement" means the Preferred Stock Registration Rights Agreement, dated as of May 18, 1998, between the Company and the Initial Purchasers.

              "Principals" means Vestar Capital Partners III, L.P.

              "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Debentures issued under this Exchange Indenture except where otherwise permitted by the provisions of this Exchange Indenture.

              "Purchase Money Note" means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreement, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

              "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

              "Qualified Proceeds" means any of the following or any combination of the following: (i) cash, (ii) Cash Equivalents, (iii) long-term assets that are used or useful in a Permitted Business and (iv) the Capital Stock of any Person engaged primarily in a Permitted Business if, in connection with the receipt by the company or any Restricted Subsidiary of the Company of such Capital Stock, (a) such Person becomes a Wholly-Owned Restricted Subsidiary or
(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Wholly-Owned Restricted Subsidiary of the Company.

              "Receivables Subsidiary" means a Wholly Owned Restricted Subsidiary (other than a Guarantor) which engages in no activities other than in connection with the financing of accounts receivables and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any other Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such other Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the Company nor any other Restricted Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Exchange Trustee by filing with the Exchange Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying, to the best of such officers' knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

              "Related Party" with respect to any Principal means (A) any controlling stockholder, Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

              "Reorganization Charges" means (i) up to $3.3 million of facility closing and reengineering costs incurred by the Company and its Subsidiaries prior to the Issue Date, (ii) up to $550,000 of losses incurred by the Company and its Subsidiaries prior to the Issue Date associated with (x) the Canadian retail operations of the Company and its Subsidiaries and (y) the Mexican and Guatemalan operations of the Company and its Subsidiaries, in each case calculated in accordance with GAAP on a consolidated basis, (iii) up to $4.0 million of bankruptcy reorganization costs incurred by the Company and its Restricted Subsidiaries prior to the Issue Date, and (iv) the costs and expenses of the Company and its Subsidiaries incurred in connection with the Transaction, in each case calculated in accordance with GAAP on a consolidated basis.

              "Responsible Officer," when used with respect to the Exchange Trustee, means any officer within the Corporate Trust Administration of the Exchange Trustee (or any successor group of the Exchange Trustee) or any other officer of the Exchange Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

              "Restricted Definitive Debenture" means a Definitive Debenture bearing the Private Placement Legend.

              "Restricted Global Debenture" means a Global Debenture bearing the Private Placement Legend.

              "Restricted Investment" means an Investment other than a Permitted Investment.

              "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

              "Rule 144" means Rule 144 promulgated under the Securities Act.

              "Rule 144A" means Rule 144A promulgated under the Securities Act.

              "SEC" means the Securities and Exchange Commission.

              "Securities Act" means the Securities Act of 1933, as amended.

              "Senior Credit Facility" means the credit agreement to be entered into on or prior to the Issue Date by and among the Company, NationsBanc Montgomery Securities LLC, as arranger and syndication agent, certain lending parties thereto and NationsBank, N.A., as agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreements and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Senior Credit Facility and all refundings, refinancings and replacements of any Senior Credit Facility, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as the borrowers and issuers thereunder include one or more of the Company and its Subsidiaries and their respective successors and assigns, or (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder.

              "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Preferred Stock Registration Rights Agreement.

              "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

              "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in an accounts receivable transaction.

              "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

              "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or Exchange Trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

              "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Exchange Indenture is qualified under the TIA.

              "Total Assets" means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, as shown on the most recent balance sheet of such Person.

              "Transfer Agent" means the transfer agent for the Exchangeable Preferred Stock, which shall be The Bank of New York unless and until a successor is selected by the Company.

              "Unrestricted Global Debenture" means a permanent global Debenture in the form of Exhibit A-1 attached hereto that bears the Global Debenture Legend and that has the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Debentures that do not bear the Private Placement Legend.

              "Unrestricted Definitive Debenture" means one or more Definitive Debentures that do not bear and are not required to bear the Private Placement Legend.

              "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Exchange Trustee by filing with the Exchange Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by
Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Exchange Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (ii) no Default or Event of Default or Voting Rights Triggering Event, as applicable, would be in existence following such designation.

              "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

              "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

              "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation preference, as applicable, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount or liquidation preference, if applicable, of such Indebtedness or Disqualified Stock.

              "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02. OTHER DEFINITIONS.

                                                          Defined in
         Term                                               Section

         "Affiliate Transaction"..............................4.11
         "Asset Sale".........................................4.10
         "Asset Sale Offer"...................................3.09
         "Authentication Order"...............................2.02
         "Change of Control Offer"............................4.14
         "Change of Control Payment"..........................4.14
         "Change of Control Payment Date" ....................4.14
         "Covenant Defeasance"................................8.03
         "Event of Default"...................................6.01
         "Excess Proceeds"....................................4.10
         "incur"..............................................4.09
         "Legal Defeasance" ..................................8.02
         "Offer Amount".......................................3.09
         "Offer Period".......................................3.09
         "Paying Agent".......................................2.03
         "Permitted Debt".....................................4.09

         "Purchase Date"......................................3.09
         "Registrar"..........................................2.03
         "Restricted Payments"................................4.07

SECTION 1.03. TRUST INDENTURE ACT PROVISIONS.

              Whenever this Exchange Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Exchange Indenture.

      The following TIA terms used in this Exchange Indenture have the following meanings:

              "indenture securities" means the Debentures;

              "indenture security Holder" means a Holder of a Debenture;

              "indenture to be qualified" means this Exchange Indenture;

              "indenture trustee" or "institutional trustee" means the Exchange Trustee; and

              "obligor" on the Debentures means the Company and any successor obligor upon the Debentures.

              All other terms used in this Exchange Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04. RULES OF CONSTRUCTION.

              Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the
              plural include the singular;

                  (5) provisions apply to successive events and transactions;
              and

                  (6) references to sections of or rules under the Securities
              Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                 THE DEBENTURES

SECTION 2.01. FORM AND DATING.

              (a) General. The Debentures and the Exchange Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Debenture shall be dated the date of its authentication.

              The terms and provisions contained in the Debentures shall constitute, and are hereby expressly made, a part of this Exchange Indenture and the Company and the Exchange Trustee, by their execution and delivery of this Exchange Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Debenture conflicts with the express provisions of this Exchange Indenture, the provisions of this Exchange Indenture shall govern and be controlling.

              (b) Global Debentures. Debentures issued in global form shall be substantially in the form of Exhibit A-1 attached hereto (including the Global Debenture Legend thereon and the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto). Debentures issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Debenture Legend thereon and without the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto). Each Global Debenture shall represent such of the outstanding Debentures as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Debentures from time to time endorsed thereon and that the aggregate principal amount of outstanding Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Debentures represented thereby shall be made by the Exchange Trustee or the Debenture Custodian, at the direction of the Exchange Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02. EXECUTION AND AUTHENTICATION.

              Two Officers shall sign the Debentures for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Debentures and may be in facsimile form.

              If an Officer whose signature is on a Debenture no longer holds that office at the time a Debenture is authenticated, the Debenture shall nevertheless be valid.

              A Debenture shall not be valid until authenticated by the manual signature of the Exchange Trustee. The signature shall be conclusive evidence that the Debenture has been authenticated under this Exchange Indenture.

              The Exchange Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Debentures for original issue up to the aggregate principal amount stated in paragraph 4 of the Debentures, plus Debentures issued to pay Liquidated Damages pursuant to paragraph 2 of the Debentures. The aggregate principal amount of Debentures outstanding at any time may not exceed such amount except as provided in Section
2.07 hereof.

              The Exchange Trustee may appoint an authenticating agent acceptable to the Company to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Exchange Trustee may do so. Each reference in this Exchange Indenture to authentication by the Exchange Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03. REGISTRAR AND PAYING AGENT.

              The Company shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Debentures may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Exchange Trustee in writing of the name and address of any Agent not a party to this Exchange Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Exchange Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

              The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Debentures.

              The Company initially appoints the Exchange Trustee to act as the Registrar and Paying Agent and to act as Debenture Custodian with respect to the Global Debentures.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

              The Company shall require each Paying Agent other than the Exchange Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Exchange Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Debentures, and will notify the Exchange Trustee of any default by the Company in making any such payment. While any such default continues, the Exchange Trustee may require a Paying Agent to pay all money held by it to the Exchange Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Exchange Trustee. Upon payment over to the Exchange Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Exchange Trustee shall serve as Paying Agent for the Debentures.

SECTION 2.05. HOLDER LISTS.

              The Exchange Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Exchange Trustee is not the Registrar, the Company shall furnish to the Exchange Trustee at least seven Business Days before each interest payment date and at such other times as the Exchange Trustee may request in writing, a list in such form and as of such date as the Exchange Trustee may reasonably require of the names and addresses of the Holders of Debentures and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

              (a) Transfer and Exchange of Global Debentures. A Global Debenture may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Debentures will be exchanged by the Company for Definitive Debentures if (i) the Company delivers to the Exchange Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Debentures (in whole but not in part) should be exchanged for Definitive Debentures and delivers a written notice to such effect to the Exchange Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Debentures shall be issued in such names as the Depositary shall instruct the Exchange Trustee. Global Debentures also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Debenture authenticated and delivered in exchange for, or in lieu of, a Global Debenture or any portion thereof, pursuant to this Section
2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Debenture. A Global Debenture may not be exchanged for another Debenture other than as provided in this Section 2.06(a), however, beneficial interests in a Global Debenture may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

              (b) Transfer and Exchange of Beneficial Interests in the Global Debentures. The transfer and exchange of beneficial interests in the Global Debentures shall be effected through the Depositary, in accordance with the provisions of this Exchange Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Debentures shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Debentures also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

      (i) Transfer of Beneficial Interests in the Same Global Debenture. Beneficial interests in any Restricted Global Debenture may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Debenture in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Debenture may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

      (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Debentures. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Debenture in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Debenture in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Debenture shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Debentures. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Debentures contained in this Exchange Indenture and the Debentures or otherwise applicable under the Securities Act, the Exchange Trustee shall adjust the principal amount of the relevant Global Debenture(s) pursuant to
   Section 2.06(h) hereof.

      (iii) Transfer of Beneficial Interests to Another Restricted Global Debenture. A beneficial interest in any Restricted Global Debenture may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Debenture if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a
            beneficial interest in the 144A Global Debenture, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof.

      (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Debenture for Beneficial Interests in the Unrestricted Global Debenture. A beneficial interest in any Restricted Global Debenture may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Debenture or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Preferred Stock Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Debentures or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Preferred Stock Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Preferred Stock Registration Rights Agreement; or

                  (D) the Registrar receives the following:

               (1) if the holder of such beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Debenture, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

               (2) if the holder of such beneficial interest in a Restricted Global Debenture proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

              If any such transfer is effected pursuant to subparagraph (B) or
(D) above at a time when an Unrestricted Global Debenture has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Exchange Trustee shall authenticate one or more Unrestricted Global Debentures in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

              Beneficial interests in an Unrestricted Global Debenture cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Debenture.

              (c) Transfer or Exchange of Beneficial Interests for Definitive Debentures.

      (i) Beneficial Interests in Restricted Global Debentures to Restricted Definitive Debentures. If any holder of a beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a Restricted Definitive Debenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Debenture, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted
            Global Debenture proposes to exchange such beneficial interest for a Restricted Definitive Debenture, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
            (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (D) if such beneficial interest is being transferred to an
            Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (E) if such beneficial interest is being transferred to the
            Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(b) thereof; or

                  (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

   the Exchange Trustee shall cause the aggregate principal amount of the applicable Global Debenture to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Exchange Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Debenture in the appropriate principal amount. Any Definitive Debenture issued in exchange for a beneficial interest in a Restricted Global Debenture pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Exchange Trustee shall deliver such Definitive Debentures to the Persons in whose names such Debentures are so registered. Any Definitive Debenture issued in exchange for a beneficial interest in a Restricted Global Debenture pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

      (iii) Beneficial Interests in Restricted Global Debentures to Unrestricted Definitive Debentures. A holder of a beneficial interest in a Restricted Global Debenture may exchange such beneficial interest for an Unrestricted Definitive Debenture or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Debenture only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Preferred Stock Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Debentures or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Preferred Stock Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Preferred Stock Registration Rights Agreement; or

                  (D) the Registrar receives the following:

               (1) if the holder of such beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a Definitive Debenture that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

               (2) if the holder of such beneficial interest in a Restricted Global Debenture proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Debenture that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

      (iv) Beneficial Interests in Unrestricted Global Debentures to Unrestricted Definitive Debentures. If any holder of a beneficial interest in an Unrestricted Global Debenture proposes to exchange such beneficial interest for a Definitive Debenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Debenture, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Exchange Trustee shall cause the aggregate principal amount of the applicable Global Debenture to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Exchange Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Debenture in the appropriate principal amount. Any Definitive Debenture issued in exchange for a beneficial interest pursuant to this
   Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Exchange Trustee shall deliver such Definitive Debentures to the Persons in whose names such Debentures are so registered. Any Definitive Debenture issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

              (d) Transfer and Exchange of Definitive Debentures for Beneficial Interests.

      (i) Restricted Definitive Debentures to Beneficial Interests in Restricted Global Debentures. If any Holder of a Restricted Definitive Debenture proposes to exchange such Debenture for a beneficial interest in a Restricted Global Debenture or to transfer such Restricted Definitive Debentures to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Debenture, then, upon receipt by the Registrar of the following documentation:

            (A) if the Holder of such Restricted Definitive Debenture proposes to exchange such Debenture for a beneficial interest in a Restricted Global Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

            (B) if such Restricted Definitive Debenture is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

            (C) if such Restricted Definitive Debenture is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

            (D) if such Restricted Definitive Debenture is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

            (E) if such Restricted Definitive Debenture is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

            (F) if such Restricted Definitive Debenture is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Exchange Trustee shall cancel the Restricted Definitive Debenture, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Debenture, and in the case of clause (B) above, the 144A Global Debenture.

      (ii) Restricted Definitive Debentures to Beneficial Interests in Unrestricted Global Debentures. A Holder of a Restricted Definitive Debenture may exchange such Debenture for a beneficial interest in an Unrestricted Global Debenture or transfer such Restricted Definitive Debenture to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture only if:

            (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Preferred Stock Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Debentures or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Preferred Stock Registration Rights Agreement;

            (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Preferred Stock Registration Rights Agreement; or

            (D) the Registrar receives the following:

               (1) if the Holder of such Definitive Debentures proposes to exchange such Debentures for a beneficial interest in the Unrestricted Global Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

               (2) if the Holder of such Definitive Debentures proposes to transfer such Debentures to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Debenture, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

      Upon satisfaction of the conditions of any of the subparagraphs in this
      Section 2.06(d)(ii), the Exchange Trustee shall cancel the Definitive Debentures and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Debenture.

      (iii) Unrestricted Definitive Debentures to Beneficial Interests in Unrestricted Global Debentures. A Holder of an Unrestricted Definitive Debenture may exchange such Debenture for a beneficial interest in an Unrestricted Global Debenture or transfer such Definitive Debentures to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture at any time. Upon receipt of a request for such an exchange or transfer, the Exchange Trustee shall cancel the applicable Unrestricted Definitive Debenture and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Debentures.

            If any such exchange or transfer from a Definitive Debenture to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Debenture has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Exchange Trustee shall authenticate one or more Unrestricted Global Debentures in an aggregate principal amount equal to the principal amount of Definitive Debentures so transferred.

            (e) Transfer and Exchange of Definitive Debentures for Definitive Debentures.

            Upon request by a Holder of Definitive Debentures and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Debentures. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Debentures duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

      (i) Restricted Definitive Debentures to Restricted Definitive Debentures. Any Restricted Definitive Debenture may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Debenture if the Registrar receives the following:

            (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

            (B) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

      (ii) Restricted Definitive Debentures to Unrestricted Definitive Debentures. Any Restricted Definitive Debenture may be exchanged by the Holder thereof for an Unrestricted Definitive Debenture or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Debenture if:

            (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Preferred Stock Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Debentures or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Preferred Stock Registration Rights Agreement;

            (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Preferred Stock Registration Rights Agreement; or

            (D) the Registrar receives the following:

               (1) if the Holder of such Restricted Definitive Debentures proposes to exchange such Debentures for an Unrestricted Definitive Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

               (2) if the Holder of such Restricted Definitive Debentures proposes to transfer such Debentures to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Debenture, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

      (iii) Unrestricted Definitive Debentures to Unrestricted Definitive Debentures. A Holder of Unrestricted Definitive Debentures may transfer such Debentures to a Person who takes delivery thereof in the form of an Unrestricted Definitive Debenture. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Debentures pursuant to the instructions from the Holder thereof.

            (f)   Exchange Offer.

            Upon the occurrence of the Exchange Offer in accordance with the Preferred Stock Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Exchange Trustee shall authenticate (i) one or more Unrestricted Global Debentures in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Debentures tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Debentures and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Debentures in an aggregate principal amount equal to the principal amount of the Restricted Definitive Debentures accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Debentures, the Exchange Trustee shall cause the aggregate principal amount of the applicable Restricted Global Debentures to be reduced accordingly, and the Company shall execute and the Exchange Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Debentures so accepted Definitive Debentures in the appropriate principal amount.

            (g)   Legends.

            The following legends shall appear on the face of all Global Debentures and Definitive Debentures issued under this Exchange Indenture unless specifically stated otherwise in the applicable provisions of this Exchange Indenture.

      (i)   Private Placement Legend.

            (A) Except as permitted by subparagraph (B) below, each Global Debenture and each Definitive Debenture (and all Debentures issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

      "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE

      RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER ("RULE 144A") OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (c) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

            (B) Notwithstanding the foregoing, any Global Debenture or Definitive Debenture issued pursuant to subparagraphs (b)(iv), (c)(ii),
         (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section
         2.06 (and all Debentures issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

      (ii) Global Debenture Legend. Each Global Debenture shall bear a legend in substantially the following form:

      "THIS GLOBAL DEBENTURE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS DEBENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL DEBENTURE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL DEBENTURE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
      SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL DEBENTURE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

      "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A SECURITY IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITARY TRUST COMPANY SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE TRANSFER AGENT. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED

      REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
      DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

       (h) Cancellation and/or Adjustment of Global Debentures. At such time as all beneficial interests in a particular Global Debenture have been exchanged for Definitive Debentures or a particular Global Debenture has been redeemed, repurchased or canceled in whole and not in part, each such Global Debenture shall be returned to or retained and canceled by the Exchange Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Debenture is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture or for Definitive Debentures, the principal amount of Debentures represented by such Global Debenture shall be reduced accordingly and an endorsement shall be made on such Global Debenture by the Exchange Trustee or by the Depositary at the direction of the Exchange Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture, such other Global Debenture shall be increased accordingly and an endorsement shall be made on such Global Debenture by the Exchange Trustee or by the Depositary at the direction of the Exchange Trustee to reflect such increase.

       (i)  General Provisions Relating to Transfers and Exchanges.

      (i) To permit registrations of transfers and exchanges, the Company shall execute and the Exchange Trustee shall authenticate Global Debentures and Definitive Debentures upon the Company's order or at the Registrar's request.

      (ii) No service charge shall be made to a holder of a beneficial interest in a Global Debenture or to a Holder of a Definitive Debenture for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

      (iii) The Registrar shall not be required to register the transfer of or exchange any Debenture selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

      (iv) All Global Debentures and Definitive Debentures issued upon any registration of transfer or exchange of Global Debentures or Definitive Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Exchange

   Indenture, as the Global Debentures or Definitive Debentures surrendered upon such registration of transfer or exchange.

      (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Debentures during a period beginning at the opening of business 15 days before the day of any selection of Debentures for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part or (C) to register the transfer of or to exchange a Debenture between a record date and the next succeeding Interest Payment Date.

      (vi) Prior to due presentment for the registration of a transfer of any Debenture, the Exchange Trustee, any Agent and the Company may deem and treat the Person in whose name any Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debentures and for all other purposes, and none of the Exchange Trustee, any Agent or the Company shall be affected by notice to the contrary.

      (vii) The Exchange Trustee shall authenticate Global Debentures and Definitive Debentures in accordance with the provisions of Section 2.02 hereof.

      (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07. REPLACEMENT DEBENTURES.

              If any mutilated Debenture is surrendered to the Exchange Trustee or the Company and the Exchange Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Debenture, the Company shall issue and the Exchange Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Debenture if the Exchange Trustee's requirements are met. If required by the Exchange Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Exchange Trustee and the Company to protect the Company, the Exchange Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Debenture is replaced. The Company and the Exchange Trustee may charge for their respective expenses in replacing a Debenture.

              Every replacement Debenture is an additional obligation of the Company and shall be entitled to all of the benefits of this Exchange Indenture equally and proportionately with all other Debentures duly issued hereunder.

SECTION 2.08. OUTSTANDING DEBENTURES.

              The Debentures outstanding at any time are all the Debentures authenticated by the Exchange Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Debenture effected by the Exchange Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Debenture; however, Debentures held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

              If a Debenture is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless a Responsible Officer of the Exchange Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

              If the principal amount of any Debenture is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

              If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Debentures payable on that date, then on and after that date such Debentures shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09. TREASURY DEBENTURES.

              In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Exchange Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures that a Responsible Officer of the Exchange Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10. TEMPORARY DEBENTURES.

              Until certificates representing Debentures are ready for delivery, the Company may prepare and the Exchange Trustee, upon receipt of an Authentication Order, shall authenticate temporary Debentures. Temporary Debentures shall be substantially in the form of certificated Debentures but may have variations that the Company considers appropriate for temporary Debentures and as shall be reasonably acceptable to the Exchange Trustee. Without unreasonable delay, the Company shall prepare and the Exchange Trustee shall authenticate definitive Debentures in exchange for temporary Debentures.

              Holders of temporary Debentures shall be entitled to all of the benefits of this Exchange Indenture.

SECTION 2.11. CANCELLATION.

              The Company at any time may deliver Debentures to the Exchange Trustee for cancellation. The Registrar and Paying Agent shall forward to the Exchange Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Exchange Trustee and no one else shall cancel all Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return such canceled Debentures.

SECTION 2.12. DEFAULTED INTEREST.

              If the Company defaults in a payment of interest on the Debentures, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Debentures and in Section 4.01 hereof. The Company shall notify the Exchange Trustee in writing of the amount of defaulted interest proposed to be paid on each Debenture and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Exchange Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13. CUSIP NUMBERS

              The Company in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

SECTION 3.01. NOTICES TO EXCHANGE TRUSTEE.

              If the Company elects to redeem Debentures pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Exchange Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Exchange Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Debentures to be redeemed and (iv) the redemption price.

SECTION 3.02. SELECTION OF DEBENTURES TO BE REDEEMED.

              If less than all of the Debentures are to be redeemed or purchased in an offer to purchase at any time, the Exchange Trustee shall select the Debentures to be redeemed or purchased among the Holders of the Debentures in compliance with the requirements of the principal national securities exchange, if any, on which the Debentures are listed or, if the Debentures are not so listed, on a pro rata basis, by lot or in accordance with any other method the Exchange Trustee considers fair and appropriate; provided that no Debentures of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Debentures to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Exchange Trustee from the outstanding Debentures not previously called for redemption.

              The Exchange Trustee shall promptly notify the Company in writing of the Debentures selected for redemption and, in the case of any Debenture selected for partial redemption, the principal amount thereof to be redeemed. Debentures and portions of Debentures selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Debentures of a Holder are to be redeemed, the entire outstanding amount of Debentures held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Exchange Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

SECTION 3.03. NOTICE OF REDEMPTION.

              Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Debentures are to be redeemed at its registered address.

              The notice shall fully identify the Debentures to be redeemed and shall state:

          (a) the redemption date;

          (b) the redemption price;

          (c) if any Debenture is being redeemed in part, the portion of the principal amount of such Debenture to be redeemed and that, after the redemption date upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Debenture;

          (d) the name and address of the Paying Agent;

          (e) that Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Debentures called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Debentures and/or Section of this Exchange Indenture pursuant to which the Debentures called for redemption are being redeemed;

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debentures; and

          (i) the applicable CUSIP numbers.

              At the Company's request, the Exchange Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Exchange Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Exchange Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

              Once notice of redemption is mailed in accordance with Section
3.03 hereof, Debentures called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

              One Business Day prior to the redemption date, the Company shall deposit with the Exchange Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Debentures to be redeemed on that date. The Exchange Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Exchange Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Debentures to be redeemed.

              If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Debentures or the portions of Debentures called for redemption. If a Debenture is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Debenture was registered at the close of business on such record date. If any Debenture called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Debentures and in Section 4.01 hereof.

SECTION 3.06. DEBENTURES REDEEMED IN PART.

              Upon surrender of a Debenture that is redeemed in part, the Company shall issue and, upon the Company's written request, the Exchange Trustee shall authenticate for the Holder at the expense of the Company a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.

SECTION 3.07. OPTIONAL REDEMPTION.

       (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Debentures pursuant to this Section 3.07 prior to May 15, 2003. Thereafter, the Company shall have the option to redeem the Debentures, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

            Year                                            Percentage
            ----                                            ----------

            2003.............................................106.250%
            2004.............................................105.000%
            2005.............................................103.750%
            2006.............................................102.500%
            2007.............................................101.250%

            2008 and thereafter..............................100.000%

       (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to May 13, 2001, the Company may on any one or more occasions redeem the Debentures originally issued under this Exchange Indenture, in whole or in part, at the redemption prices set forth below (expressed as percentages of principal amount), in each case, together with accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings if redeemed during the 12-month period commencing on May 15 of each of the years set forth below:.

            1998.............................................108.000%
            1999.............................................110.000%
            2000.............................................112.000%

            In the event of a redemption pursuant to Section 3.07(b) hereof (except in the case of a redemption of all the Debentures), at least $25.0 million in aggregate principal amount of Debentures shall remain outstanding immediately after the occurrence of such redemption (excluding Debentures held by the Company and its Subsidiaries) and any such redemption shall occur within 45 days of the date of the closing of such Equity Offering.

       At any time prior to May 15, 2003, the Debentures may also be redeemed, as a whole but not in part, at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof and the interest rate in effect with respect to the Debentures as of, and accrued and unpaid interest and Liquidated Damages, if any, to, the date of redemption.

       (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08. MANDATORY REDEMPTION.

              The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Debentures.

SECTION 3.09. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

              In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Debentures (an "Asset Sale Offer"), it shall follow the procedures specified below.

              The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Debentures required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Debentures tendered in response to the Asset Sale Offer. Payment for any Debentures so purchased shall be made in the same manner as interest payments are made.

              If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Debenture is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Debentures pursuant to the Asset Sale Offer.

              Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Exchange Trustee and each of the Holders, with a copy to the Exchange Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Debentures pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

       (a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

       (b) the Offer Amount, the purchase price and the Purchase Date;

       (c) that any Debenture not tendered or accepted for payment shall continue to accrete or accrue interest;

       (d) that, unless the Company defaults in making such payment, any Debenture accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

       (e) that Holders electing to have a Debenture purchased pursuant to an Asset Sale Offer may only elect to have all of such Debenture purchased and may not elect to have only a portion of such Debenture purchased;

       (f) that Holders electing to have a Debenture purchased pursuant to any Asset Sale Offer shall be required to surrender the Debenture, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debenture completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

       (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Debenture the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Debenture purchased;

       (h) that, if the aggregate principal amount of Debentures surrendered by Holders exceeds the Offer Amount, the Company shall select the Debentures to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Debentures in denominations of $1,000, or integral multiples thereof, shall be purchased); and

       (i) that Holders whose Debentures were purchased only in part shall be issued new Debentures equal in principal amount to the unpurchased portion of the Debentures surrendered (or transferred by book-entry transfer).

              On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Debentures or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Debentures tendered, and shall deliver to the Exchange Trustee an Officers' Certificate stating that such Debentures or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Debentures tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Debenture, and the Exchange Trustee, upon written request from the Company shall authenticate and mail or deliver such new Debenture to such Holder, in a principal amount equal to any unpurchased portion of the Debenture surrendered. Any Debenture not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

              Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

SECTION 4.01. PAYMENT OF DEBENTURES.

              The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Debentures on the dates and in the manner provided in the Debentures. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Preferred Stock Registration Rights Agreement.

              The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Debentures to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

              The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Exchange Trustee or an affiliate of the Exchange Trustee, Registrar or co-registrar) where Debentures may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Debentures and this Exchange Indenture may be served. The Company shall give prompt written notice to the Exchange

Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Exchange Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Exchange Trustee.

              The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Exchange Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

              The Company hereby designates the Corporate Trust Office of the Exchange Trustee as one such office or agency of the Company in accordance with
Section 2.03.

SECTION 4.03. REPORTS.

       (a) Whether or not required by the rules and regulations of the Commission, so long as any Debentures are outstanding, the Company will furnish to the Holders of Debentures and to the Trustee (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations," that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Preferred Stock Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA ss. 314(a).

       (b) For so long as any Debentures remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

       (c) Delivery of such reports, information and documents to the Trustee is for information purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

SECTION 4.04. COMPLIANCE CERTIFICATE.

       (a) The Company shall deliver to the Exchange Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Exchange Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Exchange Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Exchange Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Debentures is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

       (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

       (c) The Company shall, so long as any of the Debentures are outstanding, deliver to the Exchange Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05. TAXES.

              The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Debentures.

SECTION 4.06. STAY, EXTENSION AND USURY LAWS.

              The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Exchange Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Exchange Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. RESTRICTED PAYMENTS.

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Debentures (other than Debentures), except a payment of interest or principal at Stated Maturity or as a mandatory or sinking fund payment; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

            (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

            (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof; and

            (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vii) and (ix) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus (iii) 100% of the fair market value of any Person engaged in a Permitted

Business or assets used by the Company or a Restricted Subsidiary in a Permitted Business which such Person or assets were acquired by the Company or any of its Restricted Subsidiaries since the Issue Date, provided that the consideration for such Person or assets consisted solely of Equity Interests of the Company (other than Disqualified Stock), plus (iv) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash or the receipt of properties used in a Permitted Business, the lesser of (A) the net cash proceeds of such sale, liquidation or repayment or the fair market value (as determined in good faith by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Exchange Trustee) of property received in exchange therefor and (B) the amount of such Restricted Investment.

      The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Exchange Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any pari passu or subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption or repurchase of any Disqualified Stock of the Company or any Restricted Subsidiary in exchange for, or out of the substantially concurrent sale (other than to the Company or a Subsidiary of the Company) of Disqualified Stock of the Company or such Restricted Subsidiary, respectively; provided that: (A) the aggregate liquidation preference of such Disqualified Stock does not exceed the aggregate liquidation preference of the Disqualified Stock so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (B) such Disqualified Stock has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Notes; and (C) such Disqualified Stock is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; (iv) the redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (v) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (vi) so long as no Default or Event of Default is continuing or would be caused thereby, the direct or indirect repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any direct or indirect parent corporation of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of this Exchange Indenture; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period; (vii) dividends or other payments to Holdings sufficient to enable Holdings to pay accounting, legal, corporate or reporting and administrative expenses of Holdings incurred in the ordinary course of business in an amount not to exceed $500,000 in any twelve-month period; (viii) the making of loans by the Company or any of its Restricted Subsidiaries to officers or directors of the Company; provided that the aggregate outstanding amount of such loans shall not exceed, at any time, $2.0 million plus any such loans outstanding on the date of this Exchange Indenture; (ix) payments to Holdings by the Company or any Restricted Subsidiary with respect to taxes (including estimated taxes) that are paid by Holdings on a combined, consolidated, unitary or similar basis, to the extent that such payments do not exceed the amount that the Company or such Restricted Subsidiary would have paid to the relevant taxing authority if the Company or such Restricted Subsidiary filed a separate tax return for the period in question; (x) so long as no Default or Event of Default is continuing or would be caused thereby, the defeasance, redemption or repurchase of any preferred stock or Disqualified Stock issued in connection with the acquisition of assets or a Permitted Business, provided that the aggregate amount of such defeasance, redemption or repurchase payments shall not exceed at any time $10.0 million;
(xi) so long as no Default of Event of Default is continuing or would be caused thereby, payments under the Management Agreement as in effect on the Issue Date; and (xii) the direct or indirect repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any direct or indirect parent corporation of the Company held by any employee of the Company or a Restricted Subsidiary of the Company upon the retirement of any such employee; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $400,000 less the amount of Restricted Payments made pursuant to clause (xiii) below during such period in any twelve-month period; (xiii) the direct or indirect redemption, repurchase or other acquisition or retirement for value of Class A Senior Preferred Stock of Holdings from Holdings' qualified employee stock option plans, which Class A Senior Preferred Stock will either be issued on the Issue Date or issued as dividends thereon in accordance with the certificate of designations relating thereto, provided that such redemption, repurchase or other acquisition or retirement is required by applicable law and such plans; and (xiv) the distribution of any Parity Note.

      The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. In the event of any such designation, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this
Section 4.07 or Permitted Investments, as applicable. All such outstanding Investments will be deemed to constitute Restricted Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if such redesignation would not cause a Default.

      The amount of all Restricted Payments (other than cash) and Qualified Proceeds (other than cash) shall be the fair market value on the date of the Restricted Payment (or date of receipt of Qualified Proceeds) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.07 shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Exchange Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Exchange Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Exchange Indenture. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be a Restricted Payment for purposes of this Section 4.07; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Issue Date, (b) the Senior Credit Facility as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facility as in effect on the Issue Date, (c) this Exchange Indenture and the Debentures, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Exchange Indenture to be incurred, (f) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, (h) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition, (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (j) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 4.12 hereof that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business,
(l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (m) any other security agreement, instrument or document relating to Senior Indebtedness hereafter in effect, provided that such encumbrances or restrictions are customary in connection with such documents and that the terms and conditions of such encumbrances or restrictions are no more restrictive than those encumbrances or restrictions imposed in connection with the Senior Credit Facility as in effect on the Issue Date, (n) any agreement relating to a sale and leaseback transaction or capital lease, but only on the property subject to such transaction or lease and only to the extent that such restrictions or encumbrances are customary with respect to a sale and leaseback transaction or capital lease, or (o) the Canadian Credit Facility as in effect as of the date of this Exchange Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Canadian Credit Facility as in effect on the Issue Date or (p) customary restrictions imposed on the payment of dividends by a Receivables Subsidiary in connection with a Qualified Receivables Transaction.

SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

          The Company (i) shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and (ii) shall not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and Restricted Subsidiaries may incur Indebtedness or issue preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

          The foregoing provisions shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company of Indebtedness under the Senior Credit Facility in an aggregate principal amount not exceeding an amount equal to $160.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries to permanently repay Indebtedness under the Senior Credit Facility pursuant to
     Section 4.10 hereof;

          (ii) the incurrence by Cluett Peabody Canada Inc. of Indebtedness under the Canadian Credit Facility in an aggregate principal amount not exceeding an amount equal to $15.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries to permanently repay revolving credit Indebtedness under the Canadian Credit Facility pursuant to Section 4.10 hereof;

          (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness, including the Notes and the Guarantees thereof;

          (iv) the incurrence by the Company of Indebtedness represented by the Debentures;

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Existing Indebtedness or Indebtedness (other than intercompany Indebtedness) that was permitted by this Exchange Indenture to be incurred under the first paragraph hereof or clauses (iv), (v), (vi), (ix) or (xv) of this paragraph;

          (vii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Debentures and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

          (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Exchange Indenture to be outstanding;

          (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of it Restricted Subsidiaries; and provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause
     (ix) and any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
     (ix), does not exceed $5.0 million;

          (x) the guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09;

          (xi) Indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company in the ordinary course of business;

          (xii) Indebtedness arising from guarantees of Indebtedness of the Company or any Subsidiary or the agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, or other guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Capital Stock of a Restricted Subsidiary for the purpose of financing such acquisition, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (xiii) Indebtedness of a Receivables Subsidiary that is not recourse to the Company or any other Restricted Subsidiary of the Company (other than Standard Securitization Undertakings) incurred in connection with a Qualified Receivables Transaction;

          (xiv) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (xiv); and

          (xv) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xv), not to exceed $10.0 million.

          For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xv) above as of the date of incurrence thereof, or is entitled to be incurred pursuant to the first paragraph of this Section 4.09 as of the date of incurrence thereof, the Company shall, in its sole discretion, classify such item of Indebtedness on the date of its incurrence in any manner that complies with this Section 4.09. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred.

SECTION 4.10. ASSET SALES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Exchange Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of
(A) cash or Cash Equivalents or (B) Qualified Proceeds; provided that the aggregate fair market value of Qualified Proceeds (other than cash or Cash Equivalents), which may be received in consideration for asset sales pursuant to this clause (ii) (B) shall not exceed $5.0 million since the Issue Date; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Debentures or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, Debentures or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

          Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to permanently repay Exchange Debenture Senior Indebtedness or Indebtedness of a Restricted Subsidiary, (b) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business, (c) to make a capital expenditure or (d) to acquire other long-term assets that are used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Exchange Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Debentures and all holders of other Indebtedness that is pari passu with the Debentures containing provisions similar to those set forth in this Exchange Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Debentures and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in this Exchange Indenture and such other pari passu Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Exchange Indenture. If the aggregate principal amount of Debentures and such other pari passu Indebtedness tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Exchange Trustee shall select the Debentures and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.11. TRANSACTIONS WITH AFFILIATES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Exchange Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (ii) transactions between or among the Company and/or its Restricted Subsidiaries, (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company, (iv) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company, (v) payments made pursuant to the Management Agreement in effect as of the Issue Date, and (vi) Restricted Payments that are permitted under Section 4.07 hereof.

SECTION 4.12. LIENS.

          The Company shall not, and shall permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, on any asset now owned or hereafter acquired, except Permitted Liens, unless all payments due under this Exchange Indenture and the Debentures are secured on an equal and ratable basis with the Indebtedness so secured until such time as such is no longer secured by a Lien; provided that if such Indebtedness is by its terms expressly subordinated to the Debentures, the Lien securing such Indebtedness shall be subordinate and junior to the Lien securing the Debentures with the same relative priority as such subordinate or junior Indebtedness shall have with respect to the Debentures.

SECTION 4.13. CORPORATE EXISTENCE.

          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Debentures.

SECTION 4.14. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

     (a) Upon the occurrence of a Change of Control, each Holder of Debentures will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Debentures pursuant to the offer described in this Section 4.14 at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Debentures on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Exchange Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Debentures as a result of a Change of Control.

     (b) On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Debentures or portions thereof so tendered and (3) deliver or cause to be delivered to the Exchange Trustee the Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of Debentures or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Debentures so tendered the

Change of Control Payment for such Debentures, and the Exchange Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a New Exchange Debenture equal in principal amount to any unpurchased portion of the Exchange Debentures surrendered, if any; provided that each such New Debenture will be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with the provisions of this
Section 4.14, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Exchange Debenture Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Exchange Debenture Senior Indebtedness to permit the repurchase of Debentures required by this Section 4.14. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (c) Notwithstanding anything to the contrary in this Section 4.14, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.14 and Section 3.09 hereof and purchases all Debentures validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.15. NO SENIOR SUBORDINATED DEBT.

          The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to all Senior Indebtedness of the Company and senior in any respect in right of payment to the Debentures.

SECTION 4.16. BUSINESS ACTIVITIES.

          The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

                                   ARTICLE 5.

                                   SUCCESSORS

SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS.

          The Company shall not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Debentures and this Exchange Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Exchange Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, immediately after such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section
4.09 hereof.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Exchange Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Exchange Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Debentures except in the case of a sale of all of the Company's assets that meets the requirements of
Section 5.01 hereof.

                                   ARTICLE 6.
                             DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT.

     An "Event of Default" occurs if:

     (a) the Company defaults in the payment when due of interest on, or Liquidated Damages with respect to, the Debentures (whether or not permitted by the subordination provisions of this Exchange Indenture) and such default continues for a period of 30 days;

     (b) the Company defaults in the payment when due of principal of or premium, if any, on the Debentures when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise (whether or not permitted by the subordination provisions of this Exchange Indenture);

     (c) the Company or any of its Restricted Subsidiaries fails to comply with the provisions of Section 5.01 hereof;

     (d) the Company or any of its Restricted Subsidiaries fails to observe or perform any other covenant, representation, warranty or other agreement in this Exchange Indenture or the Debentures for 60 days after notice to the Company by the Exchange Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding voting as a single class;

     (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

     (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $5.0 million;

     (g) the Company or any of its Restricted Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

    (i)   commences a voluntary case,

    (ii) consents to the entry of an order for relief against it in an involuntary case,

    (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

    (iv)  makes a general assignment for the benefit of its creditors, or

    (v)   generally is not paying its debts as they become due; or

     (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

    (i) is for relief against the Company or any of its Restricted Subsidiaries in an involuntary case,

    (ii) appoints a Custodian of the Company or any of its Restricted Subsidiaries or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries or

    (iii) orders the liquidation of the Company or any of its Restricted Subsidiaries;

  and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02. ACCELERATION.

          If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary or any group of Significant

Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Exchange Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable immediately. Upon any such declaration, the Debentures shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to the Company, any of its Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Debentures shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Debentures by written notice to the Exchange Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

          The Company is required to deliver to the Exchange Trustee annually a statement regarding compliance with this Exchange Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Exchange Trustee a statement specifying such Default or Event of Default.

SECTION 6.03. OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Exchange Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Debentures or to enforce the performance of any provision of the Debentures or this Exchange Indenture.

          The Exchange Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Exchange Trustee or any Holder of a Debenture in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. WAIVER OF PAST DEFAULTS.

          Holders of not less than a majority in aggregate principal amount of the then outstanding Debentures by notice to the Exchange Trustee may on behalf of the Holders of all of the Debentures waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal, premium and Liquidated Damages, if any, or interest on, the Debentures (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Debentures may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Exchange Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. CONTROL BY MAJORITY.

          Holders of a majority in principal amount of the then outstanding Debentures may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Exchange Trustee or exercising any trust or power conferred on it. However, the Exchange Trustee may refuse to follow any direction that conflicts with law or this Exchange Indenture that the Exchange Trustee determines may be unduly prejudicial to the rights of other Holders of Debentures or that may involve the Exchange Trustee in personal liability.

SECTION 6.06. LIMITATION ON SUITS.

          A Holder of a Debenture may pursue a remedy with respect to this Exchange Indenture or the Debentures only if:

     (a) the Holder of a Debenture gives to the Exchange Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in principal amount of the then outstanding Debentures make a written request to the Exchange Trustee to pursue the remedy;

     (c) such Holder of a Debenture or Holders of Debentures offer and, if requested, provide to the Exchange Trustee indemnity satisfactory to the Exchange Trustee against any loss, liability or expense;

     (d) the Exchange Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Debentures do not give the Exchange Trustee a direction inconsistent with the request.

          A Holder of a Debenture may not use this Exchange Indenture to prejudice the rights of another Holder of a Debenture or to obtain a preference or priority over another Holder of a Debenture.

SECTION 6.07. RIGHTS OF HOLDERS OF DEBENTURES TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Exchange Indenture, the right of any Holder of a Debenture to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Debenture, on or after the respective due dates expressed in the Debenture (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. COLLECTION SUIT BY EXCHANGE TRUSTEE.

          If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Exchange Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Debentures and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Exchange Trustee, its agents and counsel.

SECTION 6.09. EXCHANGE TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Exchange Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Exchange Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Exchange Trustee, its agents and counsel) and the Holders of the Debentures allowed in any judicial proceedings relative to the Company (or any other obligor upon the Debentures), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Exchange Trustee, and in the event that the Exchange Trustee shall consent to the making of such payments directly to the Holders, to pay to the Exchange Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Exchange Trustee, its agents and counsel, and any other amounts due the Exchange Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Exchange Trustee, its agents and counsel, and any other amounts due the Exchange Trustee under Section
7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Exchange Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder, or to authorize the Exchange Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES.

          If the Exchange Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Exchange Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Exchange Trustee and the costs and expenses of collection;

          Second: to Holders of Debentures for amounts due and unpaid on the Debentures for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal, premium, and Liquidated Damages, if any and interest, respectively; and

          Third: to the Company.

          The Exchange Trustee may fix a record date and payment date for any payment to Holders of Debentures pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Exchange Indenture or in any suit against the Exchange Trustee for any action taken or omitted by it as a trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Exchange Trustee, a suit by a Holder of a Debenture pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Debentures.

                                   ARTICLE 7.
                                EXCHANGE TRUSTEE

SECTION 7.01. DUTIES OF EXCHANGE TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Exchange Trustee shall exercise such of the rights and powers vested in it by this Exchange Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b)  Except during the continuance of an Event of Default:

    (i) the duties of the Exchange Trustee shall be determined solely by the express provisions of this Exchange Indenture and the Exchange Trustee need perform only those duties that are specifically set forth in this Exchange Indenture and no others, and no implied covenants or obligations shall be read into this Exchange Indenture against the Exchange Trustee; and

    (ii) in the absence of bad faith on its part, the Exchange Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Exchange Trustee and conforming to the requirements of this Exchange Indenture. However, the Exchange Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Exchange Indenture.

     (c) The Exchange Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

    (i) this paragraph does not limit the effect of paragraph (b) of this Section;

    (ii) the Exchange Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Exchange Trustee was negligent in ascertaining the pertinent facts; and

    (iii) the Exchange Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Exchange Indenture that in any way relates to the Exchange Trustee is subject to paragraphs (a), (b), and (c) of this Section.

     (e) No provision of this Exchange Indenture shall require the Exchange Trustee to expend or risk its own funds or incur any liability. The Exchange Trustee shall be under no obligation to exercise any of its rights and powers under this Exchange Indenture at the request of any Holders, unless such Holder shall have offered to the Exchange Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Exchange Trustee shall not be liable for interest on any money received by it except as the Exchange Trustee may agree in writing with the Company. Money held in trust by the Exchange Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. RIGHTS OF EXCHANGE TRUSTEE.

     (a) The Exchange Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Exchange Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Exchange Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Exchange Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Exchange Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Exchange Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Exchange Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Exchange Indenture.

     (e) Unless otherwise specifically provided in this Exchange Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (f) The Exchange Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Exchange Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Exchange Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     SECTION 7.03. INDIVIDUAL RIGHTS OF EXCHANGE TRUSTEE.

          The Exchange Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Exchange Trustee. However, in the event that the Exchange Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Exchange Trustee is also subject to Sections 7.10 and 7.11 hereof.


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

SECTION 7.04. EXCHANGE TRUSTEE'S DISCLAIMER.

          The Exchange Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Exchange Indenture or the Debentures, it shall not be accountable for the Company's use of the proceeds from the Debentures or any money paid to the Company or upon the Company's direction under any provision of this Exchange Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Exchange Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Debentures or any other document in connection with the sale of the Debentures or pursuant to this Exchange Indenture other than its certificate of authentication.

SECTION 7.05. NOTICE OF DEFAULTS.

          If a Default or Event of Default occurs and is continuing and if it is known to the Exchange Trustee, the Exchange Trustee shall mail to Holders of Debentures a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Debenture, the Exchange Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Debentures.

SECTION 7.06. REPORTS BY EXCHANGE TRUSTEE TO HOLDERS OF THE DEBENTURES.

          Within 60 days after each April 15 beginning with the April 15 following the date hereof, and for so long as Debentures remain outstanding, the Exchange Trustee shall mail to the Holders of the Debentures a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Exchange Trustee also shall comply with TIA ss. 313(b)(2). The Exchange Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

          A copy of each report at the time of its mailing to the Holders of Debentures shall be mailed to the Company and filed with the SEC and each stock exchange on which the Debentures are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Exchange Trustee when the Debentures are listed on any stock exchange or delisted therefrom.

SECTION 7.07. COMPENSATION AND INDEMNITY.

          The Company shall pay to the Exchange Trustee from time to time compensation as agreed upon in writing from time to time between the Company and the Trustee for its acceptance of this Exchange Indenture and services hereunder. The Exchange Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Exchange Trustee promptly upon request for all disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Exchange Trustee's agents and counsel.

          The Company shall indemnify each of the Exchange Trustee and any predecessor Exchange Trustee against any and all losses, liabilities, claims, damages or expenses (including taxes other than taxes based upon the income of the Exchange Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Exchange Indenture, including the costs and expenses of enforcing this Exchange Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Exchange Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Exchange Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Exchange Trustee shall cooperate in the defense. The Exchange Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Exchange Indenture.

          To secure the Company's payment obligations in this Section, the Exchange Trustee shall have a Lien prior to the Debentures on all money or property held or collected by the Exchange Trustee, except that held in trust to pay principal and interest on particular Debentures. Such Lien shall survive the satisfaction and discharge of this Exchange Indenture.

          When the Exchange Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Exchange Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08. REPLACEMENT OF EXCHANGE TRUSTEE.

          A resignation or removal of the Exchange Trustee and appointment of a successor Exchange Trustee shall become effective only upon the successor Exchange Trustee's acceptance of appointment as provided in this Section.

          The Exchange Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Debentures of a majority in principal amount of the then outstanding Debentures may remove the Exchange Trustee by so notifying the Exchange Trustee and the Company in writing. The Company may remove the Exchange Trustee if:

     (a)  the Exchange Trustee fails to comply with Section 7.10 hereof;

     (b) the Exchange Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Exchange Trustee under any Bankruptcy Law;

     (c) a Custodian or public officer takes charge of the Exchange Trustee or its property; or

     (d)  the Exchange Trustee becomes incapable of acting.

          If the Exchange Trustee resigns or is removed or if a vacancy exists in the office of Exchange Trustee for any reason, the Company shall promptly appoint a successor Exchange Trustee. Within one year after the successor Exchange Trustee takes office, the Holders of a majority in principal amount of the then outstanding Debentures may appoint a successor Exchange Trustee to replace the successor Exchange Trustee appointed by the Company.

          If a successor Exchange Trustee does not take office within 60 days after the retiring Exchange Trustee resigns or is removed, the retiring Exchange Trustee, the Company, or the Holders of Debentures of at least 10% in principal amount of the then outstanding Debentures may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Exchange Trustee.

          If the Exchange Trustee, after written request by any Holder of a Debenture who has been a Holder of a Debenture for at least six months, fails to comply with Section 7.10, such Holder of a Debenture may petition any court of competent jurisdiction for the removal of the Exchange Trustee and the appointment of a successor Exchange Trustee.

          A successor Exchange Trustee shall deliver a written acceptance of its appointment to the retiring Exchange Trustee and to the Company. Thereupon, the resignation or removal of the retiring Exchange Trustee shall become effective, and the successor Exchange Trustee shall have all the rights, powers and duties of the Exchange Trustee under this Exchange Indenture. The successor Exchange Trustee shall mail a notice of its succession to Holders of the Debentures. The retiring Exchange Trustee shall promptly transfer all property held by it as Exchange Trustee to the successor Exchange Trustee, provided all sums owing to the Exchange Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Exchange Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Exchange Trustee.

SECTION 7.09. SUCCESSOR EXCHANGE TRUSTEE BY MERGER, ETC.

          If the Exchange Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Exchange Trustee.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

          There shall at all times be an Exchange Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

          This Exchange Indenture shall always have an Exchange Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Exchange Trustee is subject to TIA ss. 310(b).

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Exchange Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). An Exchange Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

SECTION 7.12. TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM THE COMPANY

          Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under the Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

          The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Debentures upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Debentures on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Debentures, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Exchange Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Debentures and this Exchange Indenture (and the Exchange Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Debentures to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Debentures when such payments are due from the trust referred to below, (b) the Company's obligations with respect to the Debentures concerning issuing temporary Debentures, registration of Debentures, mutilated, destroyed, lost or stolen Debentures and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trusts, duties and immunities of the Exchange Trustee, and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this
Article 8, the Company may


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exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. COVENANT DEFEASANCE.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, and 5.01 hereof with respect to the outstanding Debentures on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Debentures shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Debentures shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Debentures, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Exchange Indenture and such Debentures shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(f) hereof shall not constitute Events of Default.

SECTION 8.04.     CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

          The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Debentures:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

     (a) the Company must irrevocably deposit with the Exchange Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and Liquidated Damages, if any, and interest on the outstanding Debentures on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Debentures are being defeased to maturity or to a particular redemption date;

     (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Exchange Trustee an Opinion of Counsel in the United States reasonably acceptable to the Exchange Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of


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

such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Exchange Trustee an Opinion of Counsel in the United States reasonably acceptable to the Exchange Trustee confirming that the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Debentures pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(g) or 6.01(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Exchange Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (f) the Company shall have delivered to the Exchange Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (g) the Company shall have delivered to the Exchange Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

     (h) the Company shall have delivered to the Exchange Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Exchange Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Exchange Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Debentures shall be held in trust and applied by the Exchange Trustee, in accordance with the provisions of such Debentures and this Exchange Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Exchange Trustee may determine, to the Holders of such Debentures of all sums due and to become due thereon in


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

respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Exchange Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Debentures.

          Anything in this Article Eight to the contrary notwithstanding, the Exchange Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Exchange Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. REPAYMENT TO COMPANY.

          Any money deposited with the Exchange Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Debenture and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Exchange Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Exchange Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.07. REINSTATEMENT.

          If the Exchange Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Exchange Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Exchange Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Exchange Trustee or Paying Agent.


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

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF DEBENTURES.

          Notwithstanding Section 9.02 of this Exchange Indenture, the Company and the Exchange Trustee may amend or supplement this Exchange Indenture or the Debentures without the consent of any Holder of a Debenture:

     (a)  to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated Debentures in addition to or in place of certificated Debentures or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

     (c) to provide for the assumption of the Company's obligations to the Holders of the Debentures by a successor to the Company pursuant to Article 5 hereof;

     (d) to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights hereunder of any Holder of the Debenture; or

     (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Exchange Indenture under the TIA.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Exchange Trustee of the documents described in Section 7.02 hereof, the Exchange Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Exchange Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Exchange Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Exchange Indenture or otherwise.

SECTION 9.02. WITH CONSENT OF HOLDERS OF DEBENTURES.

          Except as provided below in this Section 9.02, the Company and the Exchange Trustee may amend or supplement this Exchange Indenture (including Sections 3.09, 4.10 and 4.15 hereof) and the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Debentures then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Debentures), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Debentures, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Exchange Indenture or the Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Debentures). Section 2.08 hereof shall determine which Debentures are considered to be "outstanding" for purposes of this Section 9.02.


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

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Exchange Trustee of evidence satisfactory to the Exchange Trustee of the consent of the Holders of Debentures as aforesaid, and upon receipt by the Exchange Trustee of the documents described in Section 7.02 hereof, the Exchange Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Exchange Trustee's own rights, duties or immunities under this Exchange Indenture or otherwise, in which case the Exchange Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          It shall not be necessary for the consent of the Holders of Debentures under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Debentures affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Debentures then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Exchange Indenture or the Debentures. However, without the consent of each Holder affected, an amendment or waiver under this
Section 9.02 may not (with respect to any Debentures held by a non-consenting Holder):

     (a) reduce the principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of or change the fixed maturity of any Debenture or alter or waive any of the provisions with respect to the redemption of the Debentures, except as provided above with respect to Sections 3.09, 4.10 and
4.15 hereof;

     (c) reduce the rate of or change the time for payment of interest, including default interest, on any Debenture;

     (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Debentures (except a rescission of acceleration of the Debentures by the Holders of at least a majority in aggregate principal amount of the then outstanding Debentures and a waiver of the payment default that resulted from such acceleration);

     (e) make any Debenture payable in money other than that stated in the Debentures;

     (f) make any change in the provisions of this Exchange Indenture relating to waivers of past Defaults or the rights of Holders of Debentures to receive payments of principal of, interest, or premium, if any, on the Debentures;

     (g) waive a redemption payment with respect to any Debenture (other than a payment required by Section 3.07 hereof);


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

     (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions; or

     (i)  amend this Section 9.02.

          Without the consent of at least 662/3% in aggregate principal amount of the Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Debentures), no waiver or amendment to this Exchange Indenture may make any change in the provisions of Article 10 hereof that adversely affects the rights of any Holder of Debentures.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment or supplement to this Exchange Indenture or the Debentures shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by the Holder of a Debenture and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. However, any such Holder of a Debenture or subsequent Holder of a Debenture may revoke the consent as to its Debenture if the Exchange Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. NOTATION ON OR EXCHANGE OF DEBENTURES.

          The Exchange Trustee may place an appropriate notation about an amendment, supplement or waiver on any Debenture thereafter authenticated. The Company in exchange for all Debentures may issue and the Exchange Trustee shall, upon receipt of an Authentication Order, authenticate new Debentures that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. EXCHANGE TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Exchange Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Exchange Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Exchange Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Exchange Indenture.


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

                                   ARTICLE 10.
                                  SUBORDINATION

SECTION 10.01. AGREEMENT TO SUBORDINATE.

          The Company agrees, and each Holder by accepting a Debenture agrees, that the Indebtedness evidenced by the Debentures is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Exchange Debenture Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Exchange Debenture Senior Indebtedness.

SECTION 10.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

          Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

     (1) holders of Exchange Debenture Senior Indebtedness shall be entitled to receive payment in full of all Obligations due in respect of such Exchange Debenture Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Exchange Debenture Senior Indebtedness) before Holders of the Debentures shall be entitled to receive any payment with respect to the Debentures (except that Holders may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof); and

     (2) until all Obligations with respect to Exchange Debenture Senior Indebtedness (as provided in subsection (1) above) are paid in full, any distribution to which Holders would be entitled but for this
          Article 10 shall be made to holders of Exchange Debenture Senior Indebtedness (except that Holders of Debentures may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof), as their interests may appear.

SECTION 10.03. DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS.

          The Company may not make any payment or distribution to the Exchange Trustee or any Holder in respect of Obligations with respect to the Debentures and may not acquire from the Exchange Trustee or any Holder any Debentures for cash or property (other than (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to
Section 8.01 hereof) until all principal and other Obligations with respect to the Exchange Debenture Senior Indebtedness have been paid in full if:

     (i) a default in the payment of any principal of, premium, if any, or interest on Designated Exchange Debenture Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Exchange Debenture Senior Debt; or


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

    (ii) a default, other than a payment default, on Designated Exchange Debenture Senior Debt occurs and is continuing that then permits holders of the Designated Exchange Debenture Senior Debt to accelerate its maturity and the Exchange Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Exchange Debenture Senior Debt. If the Exchange Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (i) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and
  (ii) all scheduled payments of principal, premium, if any, and interest on the Debentures that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Exchange Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

          The Company may and shall resume payments on and distributions in respect of the Debentures and may acquire them upon the earlier of:

     (1)  the date upon which the default is cured or waived, or

     (2) in the case of a default referred to in Section 10.03(ii) hereof, 179 days pass after notice is received if the maturity of such Designated Exchange Debenture Senior Debt has not been accelerated, if this
          Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

SECTION 10.04. ACCELERATION OF SECURITIES.

          If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Exchange Debenture Senior Indebtedness of the acceleration.

SECTION 10.05. WHEN DISTRIBUTION MUST BE PAID OVER.

          In the event that the Exchange Trustee or any Holder receives any payment of any Obligations with respect to the Debentures at a time when the Exchange Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.03 hereof, such payment shall be held by the Exchange Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Exchange Debenture Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Exchange Debenture Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Exchange Debenture Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Exchange Debenture Senior Indebtedness.

          With respect to the holders of Exchange Debenture Senior Indebtedness, the Exchange Trustee undertakes to perform only such obligations on the part of the Exchange Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Exchange Debenture Senior Indebtedness shall be read into this Exchange Indenture against the Exchange Trustee. The Exchange Trustee shall not be deemed to owe any fiduciary duty to the holders of Exchange Debenture Senior Indebtedness, and shall not be liable to any such holders if the Exchange Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other


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

Person money or assets to which any holders of Exchange Debenture Senior Indebtedness shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Exchange Trustee.

SECTION 10.06. NOTICE BY COMPANY.

          The Company shall promptly notify the Exchange Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Debentures to violate this Article 10, but failure to give such notice shall not affect the subordination of the Debentures to the Exchange Debenture Senior Indebtedness as provided in this Article 10.

SECTION 10.07. SUBROGATION.

          After all Exchange Debenture Senior Indebtedness is paid in full and until the Debentures are paid in full, Holders of Debentures shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Debentures) to the rights of holders of Exchange Debenture Senior Indebtedness to receive distributions applicable to Exchange Debenture Senior Indebtedness to the extent that distributions otherwise payable to the Holders of Debentures have been applied to the payment of Exchange Debenture Senior Indebtedness. A distribution made under this Article 10 to holders of Exchange Debenture Senior Indebtedness that otherwise would have been made to Holders of Debentures is not, as between the Company and Holders, a payment by the Company on the Debentures.

SECTION 10.08. RELATIVE RIGHTS.

          This Article 10 defines the relative rights of Holders of Debentures and holders of Exchange Debenture Senior Indebtedness. Nothing in this Exchange Indenture shall:

     (1) impair, as between the Company and Holders of Debentures, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Debentures in accordance with their terms;

     (2) affect the relative rights of Holders of Debentures and creditors of the Company other than their rights in relation to holders of Exchange Debenture Senior Indebtedness; or

     (3) prevent the Exchange Trustee or any Holder of Debentures from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Exchange Debenture Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Debentures.

          If the Company fails because of this Article 10 to pay principal of or interest on a Debenture on the due date, the failure is still a Default or Event of Default.

SECTION 10.09. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

          No right of any holder of Exchange Debenture Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Debentures shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Exchange Indenture.


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

SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

          Whenever a distribution is to be made or a notice given to holders of Exchange Debenture Senior Indebtedness, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of the Company referred to in this Article 10, the Exchange Trustee and the Holders of Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Exchange Trustee or to the Holders of Debentures for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Exchange Debenture Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11. RIGHTS OF EXCHANGE TRUSTEE AND PAYING AGENT.

          Notwithstanding the provisions of this Article 10 or any other provision of this Exchange Indenture, the Exchange Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Exchange Trustee, and the Exchange Trustee and the Paying Agent may continue to make payments on the Debentures, unless the Exchange Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Debentures to violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Exchange Trustee under or pursuant to Section 7.07 hereof.

          The Exchange Trustee in its individual or any other capacity may hold Exchange Debenture Senior Indebtedness with the same rights it would have if it were not Exchange Trustee. Any Agent may do the same with like rights.

SECTION 10.12. AUTHORIZATION TO EFFECT SUBORDINATION.

          Each Holder of Debentures, by the Holder's acceptance thereof, authorizes and directs the Exchange Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Exchange Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Exchange Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives of the Designated Exchange Debenture Senior Debt are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Debentures.


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

SECTION 10.13. AMENDMENTS.

          The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Exchange Debenture Senior Indebtedness. In addition, the provisions of Section 8.04(e) shall not be amended without the consent of the holders (or a Representative of the holders) of Designated Exchange Debenture Senior Indebtedness in a manner which would permit the defeasance of the Debentures in violation of such Designated Exchange Debenture Senior Indebtedness.

SECTION 10.14. CERTAIN DEFINITIONS

          "Designated Exchange Debenture Senior Debt" means (i) any Indebtedness outstanding under the Senior Credit Facility, (ii) any Indebtedness outstanding under the Indenture, and (iii) any other Exchange Debenture Senior Indebtedness permitted under this Exchange Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Exchange Debenture Senior Debt."

          "Exchange Debenture Senior Indebtedness" means (i) all Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto, (ii) all Indebtedness outstanding under the Notes and the Parity Notes,
(iii) any other Indebtedness permitted to be incurred by the Company or a Restricted Subsidiary under the terms of the Exchange Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Exchange Debentures and (iv) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Restricted Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Exchange Indenture.

                                   ARTICLE 11.
                                  MISCELLANEOUS

SECTION 11.01. TRUST INDENTURE ACT CONTROLS.

          If any provision of this Exchange Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION 11.02. NOTICES.

          Any notice or communication by the Company or the Exchange Trustee to the others is duly given if in writing and delivered in Person or mailed by first class, postage prepaid mail, telecopier or overnight air courier guaranteeing next day delivery, to the others' address

          If to the Company:

          Cluett American Corp.
          48 West 38th Street
          New York, New York 10036
          Telecopier No.: (212) 883-4021
          Attention: Steven J. Kaufman, General Counsel

          With a copy to:

          Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, New York 10017-3909
          Telecopier No.: (212) 455-2502
          Attention: Stephen J. Feder, Esq.

          If to the Exchange Trustee:

          The Bank of New York
          101 Barclay Street, Floor 21 West
          New York, New York 10286
          Telecopier No.: (212) 815-5915

          The Company or the Exchange Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Exchange Trustee and each Agent at the same time.

SECTION 11.03. COMMUNICATION BY HOLDERS OF DEBENTURES WITH OTHER HOLDERS OF DEBENTURES.

          Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Exchange Indenture or the Debentures. The Company, the Exchange Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company to the Exchange Trustee to take any action under this Exchange Indenture, the Company shall furnish to the Exchange Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Exchange Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Exchange Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Exchange Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Exchange Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06. RULES BY EXCHANGE TRUSTEE AND AGENTS.

          The Exchange Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

          No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Debentures, this Exchange Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures.

SECTION 11.08. GOVERNING LAW.

          THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS EXCHANGE INDENTURE, THE DEBENTURES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Exchange Indenture may not be used to interpret any other indenture, loan or Indebtedness agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or Indebtedness agreement may not be used to interpret this Exchange Indenture.

SECTION 11.10. SUCCESSORS.

          All agreements of the Company in this Exchange Indenture and the Debentures shall bind its successors. All agreements of the Exchange Trustee in this Exchange Indenture shall bind its successors.

SECTION 11.11. SEVERABILITY.

          In case any provision in this Exchange Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12. COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Exchange Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13. TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Exchange Indenture have been inserted for convenience of reference only, are not to be considered a part of this Exchange Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                        SIGNATURES

Dated as of _______, ____

                                          CLUETT AMERICAN CORP.


                                          BY:________________________
                                          Name:
                                          Title:

                                          THE BANK OF NEW YORK


                                          BY:_________________________
                                          Name:
                                          Title:

                                   EXHIBIT A-1

                           (Face of Global Debenture)

==============================================================================

                                                   CUSIP/CINS___________________

                12 1/2% Subordinated Exchange Debentures due 2010

No. __                                                            $_____________

                              CLUETT AMERICAN CORP.

promises to pay to _______________, or registered assigns, the principal sum of _____________________ Dollars on _______, 2010.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

                                          DATED:

                                          CLUETT AMERICAN CORP.

                                          BY: __________________________
                                             Name:
                                             Title:

Dated:_____________
This is one of the Global Debentures referred to in the within-mentioned
Indenture:

The Bank of New York,
as Trustee

By: _______________
   Name:

==============================================================================


                                      A1-1

                               (Back of Debenture)

                    12 1/2% Subordinated Debentures due 2008

[Insert the Global Debenture legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement legend, if applicable, pursuant to the provisions of the Indenture]

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. INTEREST. Cluett American Corp., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Debenture at 12 1/2% per annum from _______, ____ until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Preferred Stock Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages, if any, semi-annually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (the "Interest Payment Date"). Interest will be paid in cash, except that on each Interest Payment Date occurring prior to May 15, 2003, interest on the Debentures may be paid, at the Company's option, by the issuance of additional Debentures having an aggregate principal amount equal to the amount of such interest. Interest on the Debentures will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Debenture is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be _______, ____. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. METHOD OF PAYMENT. The Company will pay interest on the Debentures (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Debentures at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Debentures are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Debentures will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Debentures and all other Debentures the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. However, Liquidated Damages, if any, incurred prior to May 15, 2003, may be paid, at the Company's option, by the issuance of additional Debentures having an aggregate principal amount equal to the amount of such Liquidated Damages.


                                      A1-1

          3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          4. INDENTURE. The Company issued the Debentures under an Indenture dated as of _______, ____ ("Exchange Indenture") between the Company and the Trustee. The terms of the Debentures include those stated in the Exchange Indenture and those made part of the Exchange Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Debenture conflicts with the express provisions of the Exchange Indenture, the provisions of the Exchange Indenture shall govern and be controlling. The Debentures are general, unsecured obligations of the Company limited to $92 million in aggregate principal amount, plus amounts, if any, issued to pay Liquidated Damages on outstanding Debentures as set forth in paragraph 2 hereof.

     5. OPTIONAL REDEMPTION.

     (a) Except as set forth in clause (b) of this paragraph 5, the Company shall not have the option to redeem the Debentures pursuant to this paragraph 5 prior to May 15, 2003. Thereafter, the Company shall have the option to redeem the Debentures, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

            Year                                            Percentage
            ----                                            ----------

            2003.............................................106.250%
            2004.............................................105.000%
            2005.............................................103.750%
            2006.............................................102.500%
            2007.............................................101.250%
            2008 and thereafter..............................100.000%

     (b) Notwithstanding the provisions of clause (a) of this paragraph 5, at any time prior to May 13, 2001, the Company may on any one or more occasions redeem the Debentures originally issued under this Exchange Indenture, in whole or in part, at the redemption prices set forth below (expressed as percentages of principal amount), in each case, together with accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings if redeemed during the 12-month period commencing on May 15 of each of the years set forth below:.

            1998.............................................108.000%
            1999.............................................110.000%
            2000.............................................112.000%


                                   A1-2

          In the event of a redemption pursuant to Section 3.07(b) of the Indenture and paragraph 5 hereof (except in the case of a redemption of all the Debentures), at least $25.0 million in aggregate principal amount of Debentures shall remain outstanding immediately after the occurrence of such redemption (excluding Debentures held by the Company and its Subsidiaries) and any such redemption shall occur within 45 days of the date of the closing of such Equity Offering.

          At any time prior to May 15, 2003, the Debentures may also be redeemed, as a whole but not in part, at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof and the interest rate in effect with respect to the Debentures as of, and accrued and unpaid interest and Liquidated Damages, if any, to, the date of redemption.

              (c) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture.

          6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Debentures.

          7. REPURCHASE AT OPTION OF HOLDER.

          (a) Upon the occurrence of a Change of Control, each Holder of Debentures will have the right to require the Company to repurchase all or any part (equal to $100 or an integral multiple thereof) of such Holder's Debentures pursuant to the offer described in Section 4.14 of the Indenture (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Debentures on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice.

          (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to permanently repay Exchange Debenture Senior Indebtedness or Indebtedness of a Restricted Subsidiary, or (b) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business, (c) to make a capital expenditure or (d) to acquire other long-term assets that are used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Exchange Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Debentures and all holders of other Indebtedness that is pari passu with the Debentures containing provisions similar to those set forth in the Exchange Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Debentures and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated


                                      A1-3

Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Exchange Indenture and such other pari passu Indebtedness. Holders of Debentures that are the subject of an offer to purchase may elect to have such Debentures purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debentures. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

          8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Debentures are to be redeemed at its registered address. Debentures in denominations larger than $1000 may be redeemed in part but only in whole multiples of $1000, unless all of the Debentures held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Debentures or portions thereof called for redemption.

            9. DENOMINATIONS, TRANSFER, EXCHANGE. The Debentures are in registered form without coupons. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption, except for the unredeemed portion of any Debenture being redeemed in part. Also, the Company need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          10. SUBORDINATION. Each Holder by accepting a Debenture agrees that the payment of principal of and premium, interest and Liquidated Damages, if any, on each Debenture is subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, prior to the payment in full of all Exchange Debenture Senior Indebtedness of the Company (whether outstanding on the date of the Exchange Indenture or thereafter incurred assumed or guaranteed), and the subordination is for the benefit of the holders of such Exchange Debenture Senior Indebtedness.

          11. PERSONS DEEMED OWNERS. The registered Holder of a Debenture may be treated as its owner for all purposes.

          12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Exchange Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Debentures and any existing default or compliance with any provision of the Exchange Indenture or the Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures. Without the consent of any Holder of a Debenture, the Exchange Indenture or the Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of the Company's obligations to Holders of the Debentures in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights under the Exchange Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Exchange Indenture under the Trust Indenture Act, or to provide for the Issuance of Additional Debentures in accordance with the limitations set forth in the Exchange Indenture.


                                      A1-4

          13. DEFAULTS AND REMEDIES. An Event of Default occurs if: (i) the Company defaults in the payment when due of interest on, or Liquidated Damages with respect to, the Debentures (whether or not permitted by the subordination provisions of this Exchange Indenture) and such default continues for a period of 30 days; (ii) the Company defaults in the payment when due of principal of or premium, if any, on the Debentures when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise (whether or not permitted by the subordination provisions of this Exchange Indenture); (iii) the Company or any of its Restricted Subsidiaries fails to comply with the provisions of Section 5.01 of the Exchange Indenture;
(iv) the Company or any of its Restricted Subsidiaries fails to observe or perform any other covenant, representation, warranty or other agreement in this Exchange Indenture or the Exchange Debentures for 60 days after notice to the Company by the Exchange Trustee or the Holders of at least 25% in aggregate principal amount of the Exchange Debentures then outstanding voting as a single class; (v) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $7.5 million or more; (vi) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $5.0 million; and
(vii) certain events of bankruptcy or insolvency as described in the Exchange Indenture.

          If any Event of Default (other than certain events of bankruptcy or insolvency) with respect to the Company, any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, occurs and is continuing, the Exchange Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable immediately. Upon any such declaration, the Debentures shall become due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any of its Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Debentures shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Debentures by written notice to the Exchange Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Exchange Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.


                                      A1-5

          14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Debentures or the Exchange Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

          16. AUTHENTICATION. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          18. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL DEBENTURES AND RESTRICTED DEFINITIVE DEBENTURES. In addition to the rights provided to Holders of Debentures under the Exchange Indenture, Holders of Restricted Global Debentures and Restricted Definitive Debentures shall have all the rights set forth in the Preferred Stock Registration Rights Agreement dated as of May 18, 1998, between the Company and the parties named on the signature pages thereof (the "Preferred Stock Registration Rights Agreement").

          19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Preferred Stock Registration Rights Agreement. Requests may be made to:

            Cluett American Corp.
            48 West 38th Street
            New York, New York 10036
            Telecopier No.: (212) 883-4021

            Attention: Steven J. Kaufman, General Counsel


                                      A1-6

                                 ASSIGNMENT FORM

To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to (Insert assignee's soc. sec. or tax I.D. no.)

------------------------------------------------------------------------------

------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

Date:                   Your Signature: ________________________________________
                        (Sign exactly as your name appears on the Debenture)

                        Tax Identification No: _________________________________

Signature Guarantee.


                                      A1-7

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Debenture purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

            [ ] Section 4.10            [ ] Section 4.14

          If you want to elect to have only part of the Debenture purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $________

Date:                   Your Signature: ________________________________________
                                        (Sign exactly as your name appears
                                         on the Debenture)

                        Tax Identification No:__________________________________

Signature Guarantee.


                                      A1-8

          SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL DEBENTURE(1)

          The following exchanges of a part of this Global Debenture for an interest in another Global Debenture or for a Definitive Debenture, or exchanges of a part of another Global Debenture or Definitive Debenture for an interest in this Global Debenture, have been made:

              Amount of        Amount of       Principal Amount    Signature of
             decrease in      increase in       of this Global      authorized
              Principal        Principal         Debenture         signatory of
               Amount           Amount           following         Trustee or
Date of       of this          of this          such decrease        Debenture
Exchange  Global Debenture   Global Debenture   (or increase)       Custodian

----------
(1) This should be included only if the Note is issued in global form.


                                      A1-9

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Cluett American Corp.
48 West 38th Street
New York, New York 10036

Telecopier No.: (212) 883-4021
Attention: Steven J. Kaufman, General Counsel

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York 10286
Telecopier No.:   (212) 815-5915

Re:      12 1/2% Subordinated Exchange Debentures Due 2010

            Reference is hereby made to the Indenture, dated as of _______, ____ (the "Indenture"), between Cluett American Corp. (the "Company"), as issuer, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            ______________, (the "Transferor") owns and proposes to transfer the Debenture[s] or interest in such Debenture[s] specified in Annex A hereto, in the principal amount of $___________ in such Debenture[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] Check if Transferee will take delivery of a beneficial interest in the 144A Global Debenture or a Definitive Debenture Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Debenture is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Debenture for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Debenture and/or the Definitive Debenture and in the Indenture and the Securities Act.

2. [ ] Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Debenture or a Definitive Debenture pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Debentures and Restricted Definitive Debentures and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

     (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

     (b) such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

     (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

     (d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Debenture or Restricted Definitive Debentures and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Debentures at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Debenture and/or the Definitive Debentures and in the Indenture and the Securities Act.

3. [ ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Debenture or of an Unrestricted Definitive Debenture.

          (a)  [ ] Check if Transfer is pursuant to Rule 144. (i)
The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Debentures, on Restricted Definitive Debentures and in the Indenture.

          (b) [ ] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Debentures or Restricted Definitive Debentures and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                          ______________________________________
                                          [Insert Name of Transferor]


                                          BY:___________________________________
                                             Name:
                                             Title:

Dated:_________, ____

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

     (a)  [ ] a beneficial interest in the:

               (i)  [ ] 144A Global Debenture (CUSIP____); or

     (b)  [ ] a Restricted Definitive Debenture.

2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

     (a)  [ ] a beneficial interest in the:

               (i)  [ ] 144A Global Debenture (CUSIP____), or

               (ii) [ ] Unrestricted Global Debenture (CUSIP____); or

     (b)  [ ] a Restricted Definitive Debenture; or

     (c) [ ] an Unrestricted Definitive Debenture, in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Cluett American Corp.
48 West 38th Street
New York, New York 10036
Telecopier No.: (212) 883-4021
Attention: Steven J. Kaufman, General Counsel

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York 10286
Telecopier No.:   (212) 815-5915

Re:   12 1/2% Subordinated Exchange Debentures Due 2010

                              (CUSIP______________)

            Reference is hereby made to the Indenture, dated as of _______, ____ (the "Indenture"), between Cluett American Corp. (the "Company"), as issuer, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            ____________, (the "Owner") owns and proposes to exchange the Debenture[s] or interest in such Debenture[s] specified herein, in the principal amount of $____________ in such Debenture[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1.    Exchange of Restricted Definitive Debentures or Beneficial
Interests in a Restricted Global Debenture for Unrestricted Definitive Debentures or Beneficial Interests in an Unrestricted Global Debenture

          (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Debenture to beneficial interest in an Unrestricted Global Debenture. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Debenture for a beneficial interest in an Unrestricted Global Debenture in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Debentures and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Debenture is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b) [ ] Check if Exchange is from beneficial interest in a Restricted Global Debenture to Unrestricted Definitive Debenture. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Debenture for an Unrestricted Definitive Debenture, the Owner hereby certifies (i) the Definitive Debenture is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Debenture is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) [ ] Check if Exchange is from Restricted Definitive Debenture to beneficial interest in an Unrestricted Global Debenture. In connection with the Owner's Exchange of a Restricted Definitive Debenture for a beneficial interest in an Unrestricted Global Debenture, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d) [ ] Check if Exchange is from Restricted Definitive Debenture to Unrestricted Definitive Debenture. In connection with the Owner's Exchange of a Restricted Definitive Debenture for an Unrestricted Definitive Debenture, the Owner hereby certifies (i) the Unrestricted Definitive Debenture is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Debenture is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Debentures or Beneficial Interests in Restricted Global Debentures for Restricted Definitive Debentures or Beneficial Interests in Restricted Global Debentures

          (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Debenture to Restricted Definitive Debenture. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Debenture for a Restricted Definitive Debenture with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Debenture is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Debenture issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Debenture and in the Indenture and the Securities Act.

          (b) [ ] Check if Exchange is from Restricted Definitive Debenture to beneficial interest in a Restricted Global Debenture. In connection with the Exchange of the Owner's Restricted Definitive Debenture for a beneficial interest in the "144A Global Debenture" with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Debentures and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Debenture and in the Indenture and the Securities Act

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        _____________________________________
                                        [Insert Name of Owner]


                                        BY:__________________________________
                                           Name:
                                           Title:

Dated:__________, ____

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Cluett American Corp.
48 West 38th Street
New York, New York 10036
Telecopier No.: (212) 883-4021
Attention: Steven J. Kaufman, General Counsel

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York 10286
Telecopier No.:   (212) 815-5915

Re:   12 1/2% Subordinated Exchange Debentures Due 2010

     Reference is hereby made to the Indenture, dated as of _______, ____ (the "Indenture"), between Cluett American Corp. (the "Company"), as issuer, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     In connection with our proposed purchase of $____________ aggregate principal amount of:

          (a) [ ] a beneficial interest in a Global Debenture, or

          (b) [ ] a Definitive Debenture,

          we confirm that:

   1. We understand that any subsequent transfer of the Debentures or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Debentures or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

   2. We understand that the offer and sale of the Debentures have not been registered under the Securities Act, and that the Debentures and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Debentures or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the

      Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Debentures, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) pursuant to the provisions of Rule 144(k) under the Securities Act or (E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Debenture or beneficial interest in a Global Debenture from us in a transaction meeting the requirements of clauses (A) through (D) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

   3. We understand that, on any proposed resale of the Debentures or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Debentures purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Debentures or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

   4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Debentures, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

   5. We are acquiring the Debentures or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

      You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       ---------------------------------------
                                       [Insert Name of Accredited Investor]


                                       By:____________________________________
                                       Name:
                                       Title:

Dated: __________________, ____


                                      D-2